UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
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☐	Soliciting Material Pursuant to § 240.14a-12
KILROY REALTY CORPORATION

(Name of Registrant as Specified in Its Charter)
N/A

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KILROY REALTY CORPORATION
12200 W. OLYMPIC BOULEVARD, SUITE 200
LOS ANGELES, CALIFORNIA 90064

April 5, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 annual meeting of stockholders of KILROY REALTY CORPORATION to be held on Tuesday, May 24, 2011, at 9:00 a.m. (local time) at our corporate offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064.

Information about the meeting and the various matters on which the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement that follow. It is important that your shares be represented at the meeting. You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting.

Sincerely,

Tyler H. Rose
Executive Vice President,
Chief Financial Officer and Secretary

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TUESDAY, MAY 24, 2011
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD TUESDAY, MAY 24, 2011
PROXY STATEMENT
INTRODUCTION
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS
CERTAIN INFORMATION WITH RESPECT TO BOARD OF DIRECTORS
CERTAIN INFORMATION WITH RESPECT TO NAMED EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
INDEPENDENT PUBLIC ACCOUNTANTS
PROXY SOLICITATION EXPENSE
AVAILABLE INFORMATION
OTHER MATTERS

KILROY REALTY CORPORATION
12200 W. OLYMPIC BOULEVARD, SUITE 200
LOS ANGELES, CALIFORNIA 90064

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, MAY 24, 2011

To the Stockholders of Kilroy Realty Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Kilroy Realty Corporation, a Maryland corporation (the “Company”), will be held at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 on Tuesday, May 24, 2011, at 9:00 a.m. (local time), for the following purposes:

1. To elect six directors to the Board of Directors (the “Board”) to serve until the annual meeting of stockholders in the year 2012, and until their successors are duly elected and qualify;

2. To conduct an advisory vote on the compensation of the named executive officers;

3. To conduct an advisory vote on the frequency of future advisory vote on the compensation of the named executive officers; and

4. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

The Board has fixed the close of business on March 18, 2011 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Proxies are being solicited by the Board, which recommends that stockholders vote “FOR” the election of the Board’s nominees named in the Proxy Statement, “FOR” the approval of the Company’s compensation program for its named executive officers, and “EVERY THREE YEARS” for the frequency of the advisory vote on the Company’s compensation program for its named executive officers. Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting of Stockholders and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

Stockholders are cordially invited to attend the Annual Meeting in person. Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you are viewing the Proxy Statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you are receiving a paper copy of the Proxy Statement, you may vote by completing and mailing the proxy card enclosed with the Proxy Statement or you may grant your proxy electronically using the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank or other nominee, you should review the Notice of Internet Availability of Proxy Materials used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting.

By Order of the Board of Directors,

Tyler H. Rose
Executive Vice President,
Chief Financial Officer and Secretary

April 5, 2011
Los Angeles, California

KILROY REALTY CORPORATION
12200 W. OLYMPIC BOULEVARD, SUITE 200
LOS ANGELES, CALIFORNIA 90064

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, MAY 24, 2011

PROXY STATEMENT

INTRODUCTION

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Kilroy Realty Corporation, a Maryland corporation (the “Company”), of proxies from the holders of the Company’s issued and outstanding shares of common stock, par value $.01 per share (the “Common Stock”), to be exercised at the annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 24, 2011 at the Company’s principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064 at 9:00 a.m. (local time), including any adjournment(s) or postponement(s) thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting on April 14, 2011. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals (the “Proposals”):

1.  Election of six directors to the Board to serve until the annual meeting of stockholders in the year 2012, and until their successors are duly elected and qualify;

2.  An advisory vote on the compensation of the named executive officers;

3.  An advisory vote on the frequency of future advisory votes on the compensation of the named executive officers; and

4.  Transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

Only the holders of record of the shares of Common Stock at the close of business on March 18, 2011 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter voted on at the meeting. As of the Record Date 52,419,393 shares of Common Stock were outstanding.

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. For directions to the Annual Meeting, contact the Company in writing at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400. The method of voting by proxy differs (1) depending on whether you are viewing this Proxy Statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of Common Stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of Common Stock as a record holder and you are reviewing a paper copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with the Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of Common Stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the Proxy Statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

The Internet and telephone voting facilities will close at 11:59 p.m. E.D.T. on May 23, 2011. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by (a) delivering a later dated paper proxy or by submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions will be followed), (b) delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting, or (c) by voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy. If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so.

A majority of the shares of Common Stock outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. To be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of the directors, abstentions or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal regarding the election of the directors.

The affirmative vote of the holders of a majority of votes cast at the Annual Meeting will be required for the advisory (non-binding) approval of the advisory vote regarding the compensation of our named executive officers (“Say-on-Pay”). The Say-on-Pay proposal is a non-routine proposal on which a broker or other nominee does not have discretion to vote any uninstructed shares. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result of the Say-on-Pay vote. The Say-on-Pay vote is advisory, and therefore not binding on the Company, the compensation committee or our Board. Although non-binding, our Board values the opinions that our stockholders express in their votes and the votes will provide information to our compensation committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation in the future.

The affirmative vote of the holders of a majority of votes cast at the Annual Meeting will be required for the advisory (non-binding) approval of one of the frequency alternatives regarding the advisory vote on the frequency of future Say-on-Pay advisory votes (“Say-on-Frequency”). Stockholders are not voting to approve or disapprove the recommendation of the Board, instead, stockholders are selecting one of the frequency alternatives (every year, every two years or every three years or abstaining). The Say-on-Frequency vote is a non-routine proposal on which a broker or other nominee does not have discretion to vote any uninstructed shares. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the Say-on-Frequency vote. With respect to this item, if none of the frequency alternatives (every year, every two years or every three years) receives a majority of the votes cast, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. This vote is advisory, and therefore not binding on the Company, the compensation committee or our Board. Although the vote is non-binding, our Board values the opinions that our stockholders express in their votes and will take into account the outcome of the vote when considering how frequently we should conduct a Say-on-Pay vote going forward. However, because this vote is advisory and not binding on us or our Board in any way, our Board may decide that it is in our and our stockholders’ best interests to hold a Say-on-Pay vote more or less frequently than the option that receives the most votes from our stockholders.

The shares of Common Stock represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, will be voted “FOR” the election of the director nominees named in this Proxy Statement, “FOR” Proposal 2, and “EVERY THREE YEARS” for Proposal 3. As to any other business that may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named in the proxy card, at their discretion. The Company does not presently know of any other business that may come before the Annual Meeting.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ON BEHALF OF THE COMPANY WITH RESPECT TO THE PROPOSALS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

The Company’s principal executive offices are located at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, telephone (310) 481-8400, and the Company’s website is www.kilroyrealty.com. References herein to the “Company” refer to Kilroy Realty Corporation and its subsidiaries, unless the context otherwise requires.

The date of this Proxy Statement is April 5, 2011.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Pursuant to the Company’s Articles of Restatement, the Company’s bylaws, as amended (the “Bylaws”), and resolutions adopted by the Company’s Board, the Board presently consists of six directors with each director serving a one-year term that continues until the annual meeting of stockholders to be held in the year following the year of his or her election and until his or her successor is elected and qualified. The term of each of the six directors will therefore expire after the Annual Meeting when his or her successor is elected and qualified.

Nominees for Director

Upon the recommendation of the Nominating/Corporate Governance Committee, the Board has nominated Messrs. Kilroy, Sr., Kilroy, Jr., Dickey, Ingraham and Kinsella, and Dr. Brennan for election to the Board for a one-year term continuing until the annual meeting of stockholders to be held in 2012 and until his successor is elected and qualified.

Except as otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of the nominees to the Board. The nominees have consented to be named in this Proxy Statement and to serve as directors if elected. The biographical summaries of the experience of our directors can be found under the caption in this Proxy Statement “Certain Information with Respect to Board of Directors,” which have been furnished to the Company by the respective individuals.

The Board recommends a vote “FOR” the election of Messrs. Kilroy, Sr., Kilroy, Jr., Dickey, Ingraham and Kinsella, and Dr. Brennan for one-year terms continuing until the annual meeting of stockholders to be held in 2012 and until his successor is elected and qualified.

Vote Required

The election of each of the directors requires the plurality of the votes cast for each director by the holders of the shares of Common Stock entitled to vote, either present in person or by proxy at the Annual Meeting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of the named executive officers as disclosed in the Proxy Statement in accordance with the Securities and Exchange Commission’s rules (“Say-on-Pay”).

The Board is committed to excellence in governance and is aware of the significant interest in executive compensation matters by investors and the general public.

We are asking our stockholders to provide advisory approval of the compensation of the named executive officers as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Proxy Statement, beginning on page 15. The Company has designed its executive compensation program to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. We urge our stockholders to review the “Compensation Disclosure — Compensation Discussion and Analysis” section of the Proxy Statement and executive-related compensation tables for more information.

The Board believes that the information provided within the “Compensation Disclosure” section of the Proxy Statement demonstrates that the Company’s executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests and support long-term value creation. The following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative executive compensation disclosures contained in the Proxy Statement.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE
ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act also enables stockholders to indicate how frequently they believe the Company should seek future advisory Say-On-Pay advisory votes (the “Say-on-Frequency”). Accordingly, the Company is seeking an advisory, non-binding determination from our stockholders as to the frequency with which we should present future Say-On-Pay advisory votes to our stockholders. We are providing stockholders the option of selecting a frequency of every one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of three years, or a triennial vote.

•	Our executive compensation programs are designed to support long-term value creation. A triennial vote will allow stockholders to better judge our compensation programs in relation to our long-term performance.

•	A triennial vote will provide our compensation committee and our Board sufficient time to thoughtfully evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of the vote with our stockholders and to develop and implement any changes to our executive compensation programs that may be appropriate in light of the vote.

•	A triennial vote will allow for any changes to our executive compensation programs to be in place long enough for stockholders to see and evaluate the effectiveness of these changes.

•	We have in the past been, and will in the future continue to be, engaged with our stockholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on our executive compensation programs.

•	Less frequent say-on-pay votes will improve the ability of institutional stockholders to exercise their voting rights in a more deliberate, thoughtful and informed way that is in the best interests of stockholders, and is less burdensome to such stockholders than a more frequent vote.

As a stockholder, you have the choice to vote for one of the following choices, as indicated on the proxy card: to hold the Say-on-Frequency advisory vote on executive compensation every year, every two years or every three years, or you may abstain from voting.

The Board values constructive dialogue on executive compensation and other important governance topics with our stockholders. The Board believes an advisory vote every three years will provide an effective way to obtain information on stockholder sentiment about our executive compensation program by allowing adequate time for the Company to respond to stockholders’ feedback and engage with stockholders to understand and respond to the vote results.

While the Say-on-Frequency advisory vote is advisory in nature and therefore will not bind us to adopt any particular frequency, the Board intends to carefully consider the stockholder vote resulting from the proposal in determining how frequently we will hold future Say-On-Pay advisory votes.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR “EVERY THREE YEARS” AS THE FREQUENCY FOR AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

CERTAIN INFORMATION WITH RESPECT TO BOARD OF DIRECTORS

Information concerning the directors of the Company is set forth below.

			Director	Term
Name	Age	Position With The Company	Since	Expiration

John B. Kilroy, Sr.	88	Chairman of the Board	1996	2011
John B. Kilroy, Jr.	62	President, Chief Executive Officer and Director	1996	2011
Edward F. Brennan, Ph.D.	59	Director	2003	2011
William P. Dickey	68	Director	1997	2011
Scott S. Ingraham	57	Director	2007	2011
Dale F. Kinsella	62	Director	1997	2011

We believe that all of the current members of our Board possess the professional and personal qualifications necessary for effective service as a director and have highlighted particular attributes in their individual biographies located below. In addition to each director’s specific experience, qualifications and skills, we believe that each director has a reputation for integrity, honesty and adherence to high ethical standards and has demonstrated business acumen and an ability to exercise sound business judgment as well as a commitment to the Company and to the Board.

John B. Kilroy, Sr. has served as our Chairman of the Board since our Company’s incorporation in September 1996. In 1947, Mr. Kilroy founded the businesses that were incorporated in 1952 as the entity known as Kilroy Industries (“KI”). Mr. Kilroy served as KI’s President from 1952 until 1981 and from 1997 through the present, and has served as the Chairman of its board of directors since 1954. Mr. Kilroy is a nationally recognized member of the real estate community, providing our Company with strategic leadership and a broad based network of relationships. Mr. Kilroy is the father of John B. Kilroy, Jr., our President and Chief Executive Officer. Mr. Kilroy was nominated to serve on our Board because of his more than 60 years of experience with our Company and its predecessors, including over 40 years as President and over 50 years as Chairman of the board, as well as his experience in acquiring, owning, developing, and managing real estate.

John B. Kilroy, Jr. has served as our President, Chief Executive Officer and director since our Company’s incorporation in September 1996. Prior to joining the Company, he served in the same capacity for KI, our predecessor, and was responsible for the overall management of all facets of KI and its various affiliates since 1981. Mr. Kilroy has been involved in all aspects of commercial and industrial real estate development, construction, acquisition, sales, leasing, financing, and entitlement since 1967 and worked for KI for over 30 years. Mr. Kilroy became President of KI in 1981 and was elected Chief Executive Officer in 1991. Mr. Kilroy is a trustee of the El Segundo Employers Association, and a past trustee of Viewpoint School, the Jefferson Center for Character Education and the National Fitness Foundation. Mr. Kilroy serves on the Policy Advisory Board for the Center for Real Estate and Urban Economics at the University of California, Berkeley, the board of New Majority Los Angeles and formerly the board of New Majority California. Mr. Kilroy attended the University of Southern California. Mr. Kilroy is the son of John B. Kilroy, Sr., the Chairman of our Board. Mr. Kilroy was nominated to serve on our Board because of his more than 30 years of experience with our Company and its predecessors, including 15 years as our President and CEO and approximately 15 and 5 years as our predecessor’s President and CEO, respectively, as well as his experience in acquiring, owning, developing, and managing real estate and his service on the board of governors of a national real estate trade organization.

Edward F. Brennan, Ph.D. has been a member of our Board since July 2003. Dr. Brennan is currently Chief Integration Officer for ITC Nexus Holding Company, a medical diagnostics company located in Piscataway, New Jersey. Previously, he was President and Chief Operating Officer of CryoCor, Inc. up to June 2008, when the company was sold to Boston Scientific Corporation. From January 2004, he served as Chairman of HemoSense Inc. until its sale to Inverness Medical Innovations in November 2007. While a director of HemoSense since 2000, he was also a managing partner of Perennial Ventures, a Seattle-based venture capital firm beginning in 2001. Prior to that time, he served as Vice President at Tredegar Investments. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for over 30 years, including scientific and executive positions with Syntex, Inc., UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CadioGenesis Corp.

Dr. Brennan also serves on the board of several private companies and serves on the board of trustees of Goucher College, Baltimore, Maryland. Dr. Brennan holds B.A. degrees in chemistry and biology and a Ph.D. in biology from the University of California, Santa Cruz. Dr. Brennan was nominated to serve on our Board because of his executive management and board of directors experience with both public and private companies and specifically, his over 30 years of experience with companies in the health sciences and medical industries, which have historically been target tenants of the Company.

William P. Dickey has been a member of our Board since our inception as a public company in January 1997. Mr. Dickey has been the President of The Dermot Company, Inc., a real estate investment and management company since 1990. From 1986 to 1990, Mr. Dickey was a Managing Director of Real Estate for the First Boston Corporation. Prior to 1986, Mr. Dickey was a partner at the New York law firm of Cravath, Swaine & Moore, where he started as an associate in 1974. Mr. Dickey received his undergraduate degree from the United States Air Force Academy, his Masters degree from Georgetown University and his Juris Doctor degree from Columbia Law School. Mr. Dickey was nominated to serve on our Board because we believe he possesses valuable skills and real estate expertise based on his 25 years of experience in real estate investment, financing, and management, including his over 20 years as President of The Dermot Company, Inc. and four years as a Managing Director of Real Estate at First Boston Corporation, and his 12 years of legal experience at Cravath, Swaine & Moore.

Scott S. Ingraham has been a member of our Board since June 2007. Mr. Ingraham is the co-founder of the Internet-based residential real estate site, Rent.com, and served as the company’s Chairman and Chief Executive Officer from its start-up in 1999 until its acquisition by eBay in February 2005. Prior to this, from November 1992 through April 1999, Mr. Ingraham served as the President and Chief Executive Officer of Oasis Residential, a NYSE-traded apartment REIT that he co-founded in 1992. Oasis Residential merged with Camden Property Trust in 1998. He remains a member of Camden Property Trust’s board of trustees, where he chairs the audit committee and serves on the nominating and compensation committees. He is also a member of the board of directors of LoopNet, a Nasdaq-listed commercial real estate Internet listing web site, and serves on its audit committee. Mr. Ingraham is also a member of the boards of directors of two private companies. During a 32-year career focused on commercial real estate related endeavors, Mr. Ingraham has been active in real estate investment banking and has co-founded three successful start-up companies. Mr. Ingraham earned a Bachelors in Business Administration (BBA) from the University of Texas at Austin. Mr. Ingraham was nominated to serve on our Board because we believe he possesses extensive financial and real estate knowledge based on his experience as Chairman and CEO of Rent.com, President and CEO of Oasis Residential, a member of the board of trustees, Chairman of the audit committee, and a member of the nominating and compensation committees of Camden Property Trust, and a member of the board of directors and audit committee of LoopNet.

Dale F. Kinsella has been a member of our Board since our inception as a public company in January 1997. Mr. Kinsella is currently a partner with the law firm of Kinsella, Weitzman, Iser, Kump & Aldisert, LLP. Previously, he was a partner with the Los Angeles law firm of Greenberg, Glusker, Fields, Claman, Machtinger & Kinsella, LLP. Prior to that, he had been a partner with the law firm of Kinsella, Boesch, Fujikawa & Towle. Mr. Kinsella received his undergraduate degree from the University of California at Santa Barbara and his Juris Doctor degree from the University of California at Los Angeles. Mr. Kinsella was nominated to serve on our Board because we believe he possesses valuable skills and expertise based on his over 30 years of experience as a lawyer.

Board of Directors Meetings and Attendance at Board Meetings and Annual Meetings of Stockholders

During the year ended December 31, 2010, the Board held four meetings. All directors attended 75% or more of the total number of meetings of the Board and meetings of the Board committees on which each director served held during the year. Directors are encouraged to attend in person the annual meeting of stockholders of the Company. Five of the six directors attended the 2010 annual meeting.

Independent Directors

Each of Messrs. Dickey, Ingraham and Kinsella and Dr. Brennan are considered by the Board to be Independent Directors. An Independent Director is a director who (i) is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and who is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director’s fees and (ii) satisfies the independence standards set forth in the current listing standards of the New York Stock Exchange (“NYSE”). In addition, in accordance with the Company’s Corporate Governance Guidelines, no Independent Director may be a director, officer or affiliate of another entity with which the Company has entered into a transaction or transactions during the preceding fiscal year valued in the aggregate at greater than $100,000.

Non-Management Directors

Each of Messrs. Kilroy, Sr., Dickey, Ingraham and Kinsella and Dr. Brennan are considered by the Board to be Non-Management Directors. Non-Management Directors are those directors who are not Company officers (as that term is defined in Rule 16a-1(f) under the Securities Act of 1933, as amended), and includes Mr. Kilroy, Sr. who is not independent because he is the father of Mr. Kilroy, Jr., our President and Chief Executive Officer. Meetings of the Non-Management Directors are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Mr. Kinsella presides over these meetings.

Board Leadership Structure

Our Corporate Governance Guidelines and our Bylaws provide the Board with the flexibility to decide whether the offices of Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”) should be combined or separate. Our Board believes that the determination of the responsibilities of these roles can be a useful part of the succession planning process and, together with our organizational structure, should be reevaluated periodically by the Board with assistance from our Nominating/Corporate Governance Committee.

Since the Company’s incorporation in September 1996, the roles of Chairman and CEO have been separate, with Mr. Kilroy, Sr. serving as Chairman and Mr. Kilroy, Jr. serving as CEO. Mr. Kilroy, Sr.’s experience with KI (the Company’s predecessor), the Company and the real estate industry in general have provided him with the institutional knowledge of the Company, its businesses, operations and stockholders that allows him to effectively carry out the Chairman’s responsibilities and to provide leadership to the Board in the execution of its duties and goals. Mr. Kilroy, Jr. has been the Company’s CEO and a member of the Board since the Company’s incorporation in September 1996. As CEO, Mr. Kilroy, Jr. is responsible for the general supervision, direction and control of the Company’s business and affairs.

Our Board believes that it is appropriate to have an independent director who, among other things, presides over meetings of the Non-Management Directors and meetings of the Independent Committee, serves as a liaison between the CEO and the Non-Management Directors, and has the authority to call meetings of the Non-Management Directors and the Independent Committee. Having served on the Company’s Board since its inception as a public company in January 1997 and as Chairman of the Independent Committee since May 1997, Mr. Kinsella is familiar with the Company and the operations of the Board and is well qualified to execute these responsibilities.

We believe this leadership structure with the separation of the Chairman and CEO leadership roles and an independent director who presides over meetings of the Non-Management Directors and the Independent Committee enhances the Board’s ability to provide insight and direction on important strategic initiatives and, at the same time, ensures that the appropriate level of independent oversight is applied to all Board decisions.

Board Oversight of Risk

Our Board is actively involved in risk oversight, and the Board as a whole directly oversees strategic, operating, financial, and liquidity risks. Operational and strategic presentations by management to the Board include consideration of the challenges and risk to our business, and the Board and management actively engage in discussion on these topics.

In addition, each of our Board committees considers risk within its area of responsibility. Management reviews specific critical accounting issues with the Audit Committee at certain of its meetings and considers the overall impact that those issues may have on our financial position and risk profile. In addition, the Audit Committee discusses legal and compliance matters and assesses the adequacy of our risk-related internal controls, which includes an annual review of our fraud risk assessment as part of its general oversight responsibility for the quality and integrity of our financial statements and accounting internal controls. Further, the Executive Compensation Committee considers risk and structures our executive compensation programs so as to appropriately reward executives for growth without undue risk taking. We have evaluated our compensation policies and programs and believe that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. We also have an Independent Committee which reviews all related party transactions, including the risks relating to those transactions impacting the Company.

Board Committees

The Board of the Company has a standing Audit Committee, Executive Compensation Committee, Nominating/Corporate Governance Committee, Independent Committee and Executive Committee.

Audit Committee.  The Audit Committee consists of three Independent Directors: Mr. Ingraham, who serves as its Chairman, Mr. Dickey and Dr. Brennan. These directors satisfy the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NYSE listing standards. Each of Mr. Ingraham, Mr. Dickey and Dr. Brennan is financially literate and is an “audit committee financial expert” as determined by the Board in accordance with rules promulgated by the Securities and Exchange Commission. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities regarding the Company’s accounting and system of internal controls, the quality and integrity of the Company’s financial reports and the independence and performance of the Company’s independent public accountants. The Audit Committee is governed by a written charter adopted by the Board, which is available on the Company’s website at http://www.kilroyrealty.com and available in print to any security holder upon request. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this Proxy Statement. The Audit Committee held six meetings during 2010. Information regarding the specific functions performed by the Audit Committee is set forth in the “Report of the Audit Committee” below.

Executive Compensation Committee.  The Executive Compensation Committee (the “Compensation Committee”) currently consists of four Independent Directors: Dr. Brennan, who serves as its Chairman, and Messrs. Dickey, Ingraham and Kinsella. The function of the Compensation Committee is to (i) establish, review, modify and adopt remuneration levels for executive officers of the Company, and (ii) oversee the administration of the Kilroy Realty 2006 Incentive Award Plan, as amended (the “2006 Plan”) and any other incentive programs. The Compensation Committee is governed by a written charter adopted by the Board, which is available on the Company’s website at http://www.kilroyrealty.com and available in print to any security holder upon request. The Compensation Committee held one meeting during 2010.

Nominating/Corporate Governance Committee.  The Nominating/Corporate Governance Committee consists of three Independent Directors: Mr. Dickey, who serves as its Chairman, Mr. Kinsella and Dr. Brennan. The purpose of the Nominating/Corporate Governance Committee is to (i) identify individuals qualified to become Board members, (ii) recommend director nominees for the annual meeting of stockholders and to fill Board vacancies, (iii) oversee the Board’s annual self-assessment procedures and the self-assessment procedures for the committees of the Board, and (iv) provide ongoing guidance and oversight with respect to corporate governance matters. The charter of the Nominating/Corporate Governance Committee, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics, each of which was adopted by the Board, are available on the Company’s website at http://www.kilroyrealty.com and are available in print to any security holder upon request. The Nominating/Corporate Governance Committee held two meetings during 2010.

Independent Committee.  The Independent Committee consists of three Independent Directors: Mr. Kinsella, who serves as its Chairman, Mr. Dickey and Dr. Brennan. The Independent Committee reviews and approves all transactions between the Company and its affiliates, including its officers and directors, and any of their respective affiliates. The Independent Committee did not hold any meetings during 2010.

Executive Committee.  The Executive Committee consists of Mr. Kilroy, Jr., who serves as its Chairman, and Messrs. Kilroy, Sr. and Kinsella. Subject to the Company’s conflict of interest policies, the Executive Committee has authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board, the execution of certain contracts and agreements, including those related to the borrowing of money by the Company (and, consistent with the Agreement of Limited Partnership as amended from time to time of Kilroy Realty, L.P. (the “Operating Partnership”), to cause the Operating Partnership to take such actions). The Executive Committee did not hold any meetings during 2010.

Report of the Audit Committee

The Audit Committee of the Company’s Board is composed of Independent Directors who satisfy the requirements of Section 10A-3(m) of the Exchange Act and Rule 10A-3(b)(i) thereunder, and the current listing standards of the NYSE. The Audit Committee operates pursuant to a written charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee approves the selection of the Company’s independent auditors and reviews and discusses the audited financial statements included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting.

The Company’s independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2010 with management and the Company’s independent auditors. The Audit Committee discussed with the Company’s independent auditors their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards Statement of Auditing Standard Number 61, “Communications with Audit Committees,” as currently in effect and as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” as currently in effect, and it discussed with the Company’s independent auditors their independence from the Company. The Audit Committee also considered the compatibility of the independent auditors’ provision of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope of their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by the Company’s management and by the Company’s independent auditors. The Audit Committee held six meetings during 2010.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements as of and for the year ended December 31, 2010 be included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on February 11, 2011.

Audit Committee
Scott S. Ingraham, Chairman
Edward F. Brennan, Ph.D.
William P. Dickey

Qualifications of Director Nominees

The Nominating/Corporate Governance Committee has established Standards for Overall Structure and Composition of the Board and Minimum Director Qualifications (the “Standards”) as a guideline in considering nominations to the Company’s Board. The criteria include: loyalty, reputation, character, knowledge, experience, education, business judgment, diligence, stock ownership, independence and ability to contribute to Board balance and diversity. The Nominating/Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. The criteria are not exhaustive and the Nominating/Corporate Governance Committee and the Board recognize that nominees for the Board should reflect a reasonable diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to business experience, professional expertise, age, gender, and ethnic background and therefore may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board. The Nominating/Corporate Governance Committee reviews and assesses the effectiveness of the Standards annually.

Nominating/Corporate Governance Committee’s Process for Identifying and Evaluating Nominees for Director

Prior to each annual meeting of security holders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Nominating/Corporate Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating/Corporate Governance Committee will review each potential candidate’s qualifications in light of the Company’s Standards, described above. The Nominating/Corporate Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Candidates recommended by a security holder are evaluated in the same manner as candidates identified by a Nominating/Corporate Governance Committee member.

Manner by which Security Holders May Recommend Director Candidates

The Nominating/Corporate Governance Committee will consider director candidates recommended by security holders of the Company. All recommendations must be directed to the Nominating/Corporate Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2012 annual meeting of stockholders must be received in writing not later than December 6, 2011, which is 120 days prior to the one-year anniversary of the date this Proxy Statement is first available to stockholders.

Each security holder recommending a person as a director candidate must provide the Company with the following information for the Nominating/Corporate Governance Committee to determine whether the recommended director candidate is independent from the security holder, or each member of the security holder group, that has recommended the director candidate:

•	If the recommending security holder or any member of the recommending security holder group is a natural person, whether the recommended director candidate is the recommending security holder, a member of the recommending security holder group, or a member of the immediate family of the recommending security holder or any member of the recommending security holder group;

•	If the recommending security holder or any member of the recommending security holder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending security holder or any member of the recommending security holder group or has been at any time during the current or preceding calendar year;

•	Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory, or other compensatory fees from the recommending security holder or any member of the group of recommending security holders, or any of their respective affiliates during the current or preceding calendar year;

•	Whether the recommended director candidate is an executive officer, director (or person fulfilling similar functions) of the recommending security holder or any member of the recommending security holder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending security holder or any member of the recommending security holder group.

The recommending security holder must also provide supplemental information that the Nominating/Corporate Governance Committee may request to determine whether the recommended director candidate (i) is qualified to serve on the Audit Committee, (ii) meets the standards of independence established by the NYSE, and (iii) satisfies the Standards, described above. In addition, the recommending security holder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, though it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Nominating/Corporate Governance Committee will not consider any director candidate if the candidate’s candidacy or, if elected, Board membership, would violate controlling state law or federal law.

Security Holder Communications with the Board

Security holders may send correspondence to the Board c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward security holder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate.

Interested Party Communications with the Non-Management Directors

Any interested party may send correspondence to the Non-Management Directors as a group, or to Mr. Kinsella, as the director who presides over the meetings of Non-Management Directors, directly, c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Non-Management Directors, or to Mr. Kinsella individually, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Non-Management Directors and make the correspondence available to the Non-Management Directors for their review at the Non-Management Directors’ request. The Secretary will forward interested party communications to the Non-Management Directors promptly following the receipt of the communication, as appropriate.

Code of Business Conduct and Ethics

The Company’s Board has adopted a Code of Business Conduct and Ethics that applies to the Company’s directors, officers (including the Chief Executive Officer, Chief Financial Officer, Controller and other members of senior financial management), employees, agents and consultants. This Code of Business Conduct and Ethics satisfies the requirements of a “code of business conduct and ethics” under the NYSE listing standards and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable Securities and Exchange Commission rules. This Code of Business Conduct and Ethics is available on the Company’s website at http://www.kilroyrealty.com and a copy will be provided to any person without charge, upon request sent to the Company’s principal executive offices c/o Secretary at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including the Chief Executive Officer, Chief Financial Officer, Controller and other members of senior financial management, may be made only by the Board or a Board committee and will be promptly posted on the Company’s website.

CERTAIN INFORMATION WITH RESPECT TO NAMED EXECUTIVE OFFICERS

The following sets forth certain current information with respect to the Company’s named executive officers (the “NEOs”) as defined on page 15:

Name	Age	Position

John B. Kilroy, Jr.	62	President, Chief Executive Officer and Director
Jeffrey C. Hawken	52	Executive Vice President and Chief Operating Officer
Tyler H. Rose	50	Executive Vice President, Chief Financial Officer and Secretary
Steven R. Scott	54	Senior Vice President, San Diego

John B. Kilroy, Jr. has served as the President and Chief Executive Officer of the Company since its incorporation in September 1996. Biographical information regarding Mr. Kilroy, Jr. is set forth under “Certain Information with Respect to Board of Directors.”

Jeffrey C. Hawken has served as Executive Vice President and Chief Operating Officer of the Company since the completion of its initial public offering in January 1997. Prior to that time, Mr. Hawken served in the same capacity for KI and was responsible for the management and operations of KI’s real estate portfolio and served on KI’s acquisitions and executive committees. Mr. Hawken joined KI in 1980, as a Senior Financial Analyst, and has been involved in property and asset management with the Company since May 1983. Since that time, he attained the designation of Real Property Administrator through the Building Owner’s and Manager’s Association (“BOMA”). Mr. Hawken is a director and chair elect for BOMA, Greater Los Angeles and also participates on the executive committee, the Owners Advisory Council, Political Action Committee and BOMA CAL Leadership Council. Mr. Hawken is an active member of the World President’s Organization, Santa Monica Bay Chapter. He is also a member of the Board of The New Majority Los Angeles Chapter and currently serves as membership chairman. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California. Mr. Hawken is a licensed Real Estate Broker in the State of California.

Tyler H. Rose was appointed Executive Vice President, Chief Financial Officer and Secretary in December 2009 after serving as Senior Vice President and Treasurer since 1997. Prior to his tenure at Kilroy Realty, Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. Mr. Rose received a Master of Business Administration degree from The University of Chicago Graduate School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

Steven R. Scott is currently a Senior Vice President of the Company and has served in that capacity since he joined the Company in January 1998. He has more than 20 years of real estate experience. From January 1996 to December 1997, Mr. Scott was Senior Vice President with CB Richard Ellis in San Diego, where he concentrated in corporate services, build-to-suits, and brokerage in the mid-San Diego County markets of Sorrento Mesa, Torrey Pines, University Towne Centre and the I-15 Corridor. Prior to his tenure at CB Richard Ellis, he was affiliated with the San Diego office of Grubb & Ellis Company for 13 years, most recently as Senior Marketing Consultant. Mr. Scott holds a Bachelor of Science degree in Business Administration from San Diego State University.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section discusses the compensation practices for our Named Executive Officers (“NEOs”). Our NEOs consist of our President and Chief Executive Officer, our Executive Vice President and Chief Operating Officer, our Executive Vice President and Chief Financial Officer and our Senior Vice President, San Diego. Throughout this Proxy Statement, we refer to our (i) President and Chief Executive Officer, Executive Vice President and Chief Operating Officer and Executive Vice President and Chief Financial Officer collectively as our “Executive Management Team,” (ii) Senior Vice President, San Diego as our “Senior Manager,” and (iii) Executive Management Team and Senior Manager, together with our other executive officers, as our “executive officers.”

Executive Summary

We seek to attract and retain executives who can help the Company continue our goal of profitability, growth and a significant total return to stockholders. Our Company strives to configure each executive officer’s total compensation package in a pay-for-performance setting in order to align the interests of our executives with those of our stockholders. To achieve a pay-for-performance setting, the majority of our total compensation program is awarded through a combination of a cash and long-term equity bonus, which historically has been contingent upon achieving pre-determined performance metrics. Every year we compare ourselves against a peer group consisting of companies similar in size, property type and growth rate. This annual review of executive pay practices helps our Compensation Committee ensure that the range of cash and equity-based compensation awards to our executives is reflective of how they have performed on both an absolute and relative basis when compared to other similarly situated executives within our industry.

The Company delivered strong corporate performance in 2010 in terms of total return to stockholders and fundamental operations as highlighted below. We believe the attainment of these objectives, which drive the performance metrics on which our incentive compensation programs are based, exemplifies solid short-term performance and will lead to sustainable long-term stockholder value.

•	Total return to stockholders. Our total return to stockholders (“TRS”) over the last year was 24.1%, representing a strong absolute return to stockholders.

•	Acquisitions. During 2010, we successfully acquired ten buildings in eight transactions for approximately $697.8 million, and increased our consolidated asset base by approximately 30%. The significant acquisition activity has increased the Company’s market presence and expanded our franchise.

•	Leasing. During 2010 we executed new and renewal leases across all markets of approximately 2 million square feet.

•	Occupancy Gains. We increased occupancy in the stabilized portfolio from 82.8% at December 31, 2009, to 89.1% at December 31, 2010.

•	Financing Activity. We raised approximately $1.5 billion of capital through a variety of debt and equity transactions in 2010.

•	Expanding Markets. We successfully expanded into the San Francisco market, which has seen improved demand for office space over the past year.

In light of the peer group analysis and the Compensation Committee’s assessment of management’s performance, the Committee concluded that it should continue to target total compensation for our President and Chief Executive Officer and our Executive Vice President and Chief Operating Officer in the top quartile of the peer group. The Compensation Committee noted the Company’s excellent performance over the past several years, including but not limited to maintaining a strong balance sheet within a difficult economic environment, solid leasing performance, and successful acquisition activity, all of which are key to the future growth of the Company. The Compensation Committee also recognized the significant role Mr. Kilroy continues to play in the Company.

The Compensation Committee does not employ a formula for determining the relationship among the different elements of compensation but rather seeks to align both total compensation and the relative amounts of base salary, cash bonus and long-term equity incentive compensation with those paid by our peers based on market analysis of competitive pay practices and performance relative to pre-established corporate and individual goals. The Compensation Committee has, consistent with our pay-for-performance philosophy, developed the following basic framework for our Executive Management Team:

•	base salary should generally be a relatively small percentage of total compensation;

•	incentive compensation, through a combination of cash and stock bonus should generally account for the majority of total compensation;

•	stock bonus should be in the form of either full-value awards or stock options, to provide alignment with stockholders and provide a retention tool through time-based vesting;

•	variable incentive compensation should be tied primarily to company-wide quantitative performance goals established at the beginning of the year;

The Company does not employ formulaic or automatic increases to base salaries or incentive compensation, but rather makes decisions regarding these compensation components by taking into consideration both Company and individual performance, as well as prevailing market conditions. The base salaries for our President and Chief Executive Officer and our Executive Vice President and Chief Operating Officer have remained flat since 2008. The base salary for our Executive Vice President and Chief Financial Officer, who was promoted to the role of Executive Vice President and Chief Financial Officer in December 2009 remained flat from 2010 to 2011. In addition, the threshold and target award levels for incentive compensation for our Chief Executive Officer and our Executive Vice President and Chief Operating Officer remained flat from 2009 to 2010. Lastly, to link the Executive Management Team’s long-term economic interest directly with our stockholders, the Company maintains stock ownership guidelines for the Executive Management Team, which each member of the Executive Management Team had satisfied at December 31, 2010.

Compensation Committee Interlocks and Insider Participation

Compensation paid to the Executive Management Team is determined at the sole discretion of the Compensation Committee of our Board. The Compensation Committee currently consists of the four independent directors: Dr. Brennan, who serves as its Chairman, and Messrs. Dickey, Ingraham, and Kinsella. There are no Compensation Committee interlocks, and none of our employees participates on the Compensation Committee.

Role of the Executive Compensation Committee

The Compensation Committee is responsible for:

•	Establishing, reviewing and approving our compensation philosophy;

•	Reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the performance of the Chief Executive Officer in light of those goals and objectives, and reviewing and approving the compensation of the Chief Executive Officer based on such evaluation;

•	Reviewing and approving all compensation for our other executive officers, including salary, cash and equity incentive compensation awards (including all annual bonus, long-term incentive compensation, stock option, and other equity-based awards), perquisites, and all executive officers’ employment, change of control, and severance arrangements;

•	Administering, reviewing, and approving all employee pension and welfare benefit plans;

•	Reviewing and approving our policy with respect to severance and change of control payments; and

•	Preparing the Executive Compensation Committee Report.

The Compensation Committee’s charter, posted on our website at http://www.kilroyrealty.com, describes in greater detail these various responsibilities, and the Compensation Committee and Board periodically review and revise the charter as needed to keep the charter current and consistent with our compensation philosophies. The Compensation Committee’s membership is determined by the Board and is composed entirely of the independent directors. There was one meeting of the Compensation Committee in 2010 and one meeting of the Compensation Committee in January 2011, which were executive sessions at which no Company employees were present, and three Unanimous Written Consents in 2010. The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Compensation Committee. In accordance with the Compensation Committee’s charter, the Compensation Committee may retain independent compensation and other management consultants to assist with, among other things, evaluating our various compensation programs, both individually and in the aggregate, including levels of salary, cash and equity incentives, benefits and other perquisites and awards payable to our key personnel, as well as to advise the Compensation Committee with respect to the development of performance objectives that will contribute to our short-term and long-term profitability.

Role of Management

The Chief Executive Officer participates in the compensation process as follows:

•	Presents overall results of the Company’s performance based upon management’s perception of the Company’s achievement of the predetermined goals set by the Compensation Committee and the Company’s historical and go-forward business objectives and goals;

•	Provides evaluation for other executive officers;

•	Reviews peer group information and compensation recommendations for other executive officers and provides feedback regarding the potential impact to the Company; and

•	Participates in Compensation Committee meetings at the invitation of the Compensation Committee, subject to exclusion from certain meetings or portions thereof intended to be exclusive of Company management.

The Chief Financial Officer evaluates the financial implications and affordability of compensation programs and also the Company’s achievement of the predetermined goals set by the Compensation Committee. Other executive officers may periodically participate in the compensation process and Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise.

Compensation Objectives

We believe that the compensation programs for our executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis in terms of the Company’s total return performance (stock appreciation and dividends) and fundamental performance (for example, leasing results and balance sheet management). During 2010, we focused on these core fundamentals, increasing occupancy and maintaining a strong balance sheet. We believe that the attainment of these goals exemplifies solid short-term performance that will lead to sustainable long-term stockholder return. Accordingly, the compensation paid to our executive officers for 2010 is consistent with our performance in meeting some and exceeding certain predetermined fundamental operating goals while strategically positioning the Company for future total stockholder return growth.

Our compensation philosophy for our executive officers is based on the following principles:

•	Our programs should help the Company to attract and retain individuals of superior ability and managerial talent;

•	Our programs should be competitive relative to the compensation paid to similarly situated executives of our Peer Group (as defined in “Compensation Benchmarking and Peer Group” below);

•	Our programs should ensure that executive officer compensation is aligned with the Company’s corporate strategies and business objectives and the long-term interests of our stockholders;

•	Our programs should serve to increase the incentive to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•	Our programs should include the use of stock-based compensation to reinforce the link between executive compensation and the interests of our stockholders.

The total compensation program for our executive officers for 2010 consisted of the following components:

•	Base salary;

•	Annual incentive cash bonus;

•	Annual and other discretionary equity grants that are subject to vesting based on continued employment;

•	Company contribution to the Deferred Compensation Plan;

•	Retirement and Deferred Compensation Plan eligibility;

•	Severance and change in control benefits; and

•	Other benefits and perquisites.

All of our executive officers earn a base salary commensurate with their respective levels to provide them with the stability of a consistent income so they can focus on day-to-day responsibilities. Our philosophy is to also provide our executive officers with significant incentive-based compensation opportunities with goals designed to link each executive officer’s compensation to the Company’s performance on both a relative and absolute basis, in terms of both total return to stockholders and fundamental performance, consistent with our strategic and operational goals, which we believe is the best way to ultimately increase stockholder value.

For our Executive Management Team, we reserve the largest potential compensation awards for performance and incentive based programs. Those programs include annual cash and annual and long-term equity awards that are determined based on the financial performance of the Company. Both the compensation levels and the allocation of total compensation between cash and equity and between long- and short-term components are reviewed annually in comparison to the Peer Group and against our historic performance. A significant component of the Executive Management Team’s annual bonuses are payable in restricted stock that vests over a two-year continued service period following the bonus year, as the ultimate value of these awards is closely tied to our ability to maximize stockholder value.

We believe that a significant portion of our Executive Management Team’s compensation should be in the form of equity for several reasons:

•	Along with our minimum stock ownership policy, equity grants help ensure that a significant portion of our Executive Management Team’s net worth is tied to the value of our stock, aligning the interest of our Executive Management Team with those of our stockholders. Our view is that, if we have superior long-term operating performance, our Executive Management Team, through their significant equity compensation, will eventually receive above market compensation from dividends and the capital appreciation of our common stock. Conversely, if we do not perform as well as our peers, our Executive Management Team’s compensation will appropriately prove to be below market over the long-term;

•	We design our Company’s equity awards to be total stockholder return vehicles that provide for dividend equivalent rights, rewarding our Executive Management Team for both share appreciation as well as dividends paid. We believe a focus on total stockholder return will encourage our Executive Management Team to increase earnings to maintain our dividend; and

•	Our Executive Management Team’s stock awards generally vest over a two-year period, thus providing a valuable retention tool.

Stock Ownership Guidelines

We believe our Executive Management Team should hold a material amount of our stock to link their long-term economic interest directly to that of our stockholders. Accordingly, we have established requirements that members of our Executive Management Team own stock valued at three to five times their respective annual base salaries which each member of our Executive Management Team had satisfied as of December 31, 2010, as detailed in the following table. We believe that these multiples constitute material amounts for our Executive Management Team and provide a substantial link between the interests of our Executive Management Team and those of our stockholders.

	Ownership Requirement	Ownership Requirement
	as a % of	Met as of
Named Executive	Base Salary	December 31, 2010

John B. Kilroy, Jr.	500%	Yes
Jeffrey C. Hawken	300%	Yes
Tyler H. Rose	300%	Yes

Determination of Compensation Awards/Role of Compensation Consultant

The Compensation Committee retained FTI Schonbraun McCann Group, a real estate advisory practice of FTI Consulting, Inc., to assist it in the review of our compensation programs. The compensation consultants engaged by the Compensation Committee are consultants specializing in compensation matters in the REIT and real estate industries. The compensation consultants provide data on the compensation and relative performance of our Peer Group, make presentations on matters affecting compensation, provide assessments of the degree to which our compensation arrangements are consistent with market practices and our objectives, provide assistance with the design and metrics associated with our annual and long-term incentive programs, and consult on other compensation matters as needed. The compensation consultants also meet privately in executive session with our Compensation Committee. The compensation consultants evaluated the following in recommending the amount of executive compensation relative to the market, as well as the desired mix of base salary, annual incentives, and long-term compensation opportunities:

•	Our performance as compared to other REITs, with an emphasis on office REITs, and as compared to other publicly traded real estate companies engaged in activities similar to those engaged in by us, and

•	The current economic environment of the real estate industry and the markets specific to our properties.

The compensation consultants provided advice to the Compensation Committee with respect to competitive practices, the amounts and nature of compensation paid to executive officers, structuring our various compensation programs, and recommending the appropriate levels of salary, bonus, equity and cash incentive and other awards, and perquisites payable to our executive officers. Other than compensation consulting services with respect to executive officers and directors, the compensation consultant does not provide any additional services to our Company. The Compensation Committee directs the nature of the communications and interchange of data between the compensation consultant and management and has sole authority to hire, retain, and terminate the compensation consultant.

Based upon the compensation consultant’s recommendations, our executive compensation package for our Executive Management Team consists of a fixed-base salary and performance-based cash and equity incentive awards, with a significant portion weighted toward the performance-based component to ensure that total compensation reflects the overall success or failure of the Company and to motivate our Executive Management Team to meet appropriate performance measures, thereby maximizing total return to our stockholders. The Compensation Committee also reviewed the performance of each member of our Executive Management Team. To aid the Compensation Committee, our Executive Management Team provided recommendations to the Compensation Committee regarding the compensation for other executive officers, including Mr. Scott. The compensation package for Mr. Scott consists of a fixed-base salary and discretionary cash and equity incentive awards.

Consistent with our compensation philosophy, annual cash bonuses are paid shortly after the performance year as short-term incentives, while an additional significant component of incentive compensation is paid in restricted stock that vests over a continued service period of two-to-five years following the performance year to incentivize over a longer-term and further link compensation to stockholder value. Our incentive awards tend to include equity awards to help align the interests of our executive officers with those of our stockholders. We also provide various perquisites (described below) to our executive officers to ensure that their overall compensation package is competitive within our Peer Group.

Compensation Benchmarking and Peer Group

A comprehensive review of our executive compensation programs was conducted for 2010 to ensure that (1) pay opportunities are competitive with the current market, (2) there is an appropriate link between performance and pay, and (3) our compensation programs support our stated compensation philosophy. In connection with the 2010 review, the compensation consultant surveyed the compensation practices of our Peer Group and utilized other well-established executive compensation surveys to assess our competitiveness and advise the Compensation Committee.

The “Peer Group” for 2010 consisted of 27 companies (the same Peer Group as 2009), which were analyzed in the aggregate and separately as subsets based on the respective companies’ equity market capitalization as a percentage of our equity market capitalization as of December 31, 2010, which was approximately $2.2 billion. The 2010 “Peer Group” consisted of the following 27 leading REITs with a median market capitalization of approximately $3.3 billion and an equity market capitalization range of approximately $1 billion to $6.5 billion:

Alexandria Real Estate Equities, Inc.	LaSalle Hotel Properties
AMB Property Corporation	Liberty Property Trust
BioMed Realty Trust	Mack-Cali Realty Corporation
Brandywine Realty Trust	MFA Financial, Inc.
Camden Property Trust	Nationwide Health Properties, Inc.
CBL and Associates Properties, Inc.	Rayonier, Inc.
Corporate Office Properties, Inc.	Realty Income Corporation
Digital Realty Trust, Inc.	Redwood Trust, Inc.
Douglas Emmett, Inc.	SL Green Realty Corp.
Duke Realty Corporation	The Macerich Company
Entertainment Properties Trust	UDR, Inc.
Essex Properties Trust, Inc.	W.P. Carey & Co. LLC
Federal Realty Investment Trust	Weingarten Realty Investors
Highwoods Properties, Inc.

The Peer Group and the compensation surveys are periodically reviewed and updated by the Compensation Committee based on advice from the compensation consultant.

Policies with Respect to Equity Compensation Awards

The Compensation Committee, based upon the recommendations of the compensation consultant, evaluates the allocation of equity awards among stock option grants, restricted stock grants, stock appreciation rights, restricted stock units, and the various other equity instruments available under the 2006 Plan by reference to the Peer Group discussed above. Based on this evaluation, for 2010 we made annual grants of restricted stock awards upon the attainment of annual performance targets and based on the fair market value of our common stock as of the date of grant.

Annual restricted stock awards are generally made during the first quarter of the fiscal year based on performance during the preceding fiscal year. We may also make grants of equity incentive awards at other times at the discretion of the Compensation Committee or the Board, including but not limited to, in connection with the hiring of new executive officers.

Executive officers are permitted to defer receipt of annual restricted stock grants by electing to receive restricted stock units (“RSUs”) payable at a later date or upon a subsequent event, subject to the same vesting conditions that would have applied to the underlying restricted shares (as further discussed in “Stock Award Deferral Program” below). We believe that grants of restricted stock are consistent with our goal of aligning the interests of our executive officers with those of our stockholders, and that permitting the deferral of these awards into RSUs provides a valuable tax-planning tool that makes our compensation program more competitive.

2010 Executive Compensation Elements

The principal elements of 2010 compensation for our Named Executive Officers (“NEOs”) were base salary, cash incentive awards, and equity incentive awards. The allocation of compensation across our compensation elements for 2010 reflects our philosophy of maintaining a strong relationship between performance and pay by delivering the majority of each executive’s compensation in the form of incentive compensation consistent with the practices of our Peer Group.

The allocation of compensation for our Executive Management Team for 2010 was as follows:

Compensation Element
(using 2010 actual compensation amounts)	John B. Kilroy, Jr.	Jeffrey C. Hawken	Tyler H. Rose

Salary	18%	20%	33.4%
Cash Incentive	41%	40%	33.3%
Equity Incentive	41%	40%	33.3%

The allocation across compensation elements as between base salary and incentive compensation has remained fairly consistent over the past two years. The allocation of compensation across our compensation elements for 2010 for Mr. Scott, our Senior Manager, based on actual 2010 compensation was as follows: 50% salary, 22% cash incentive, and 28% equity incentive. The grant of incentive compensation awards to Mr. Scott is discretionary.

Base Compensation

For 2010, we provided our NEOs with base salaries that are designed to be between the 50th and 75th percentile of the Peer Group. In approving 2010 base salaries for our executive officers, the Compensation Committee reviewed the market data from our Peer Group and relevant compensation surveys. The Compensation Committee also considered the performance of the Company, the performance of each executive, the contribution of each executive to our overall results, input from our Chief Executive Officer (with respect to our other executive officers), additional roles or responsibilities assumed and the relative need to retain the executive. No formulaic base salary increases are provided to the NEOs.

Upon review of the independently prepared comparison of base salary levels among the Peer Group, the Compensation Committee determined that the base salary levels of Mr. Kilroy and Mr. Hawken were properly aligned with the Peer Group and that maintaining base salary levels consistent with 2009 base salary levels was appropriate. Mr. Rose was promoted to Chief Financial Officer in December 2009 and due to his new role and additional responsibilities, upon recommendation by the Compensation Committee Mr. Rose’s base salary was increased from $365,000 to $500,000. In determining to increase the base salary for 2010 for Mr. Scott, the Executive Management Team considered his leadership in leasing and in the management of our operations in the San Diego region.

For 2010, base salaries were as follows:

	2010 Base	2009 Base	Percentage
Named Executive	Salary	Salary	Change

John B. Kilroy, Jr.	$1,050,000	$1,050,000	0%
Jeffrey C. Hawken	$575,000	$575,000	0%
Tyler H. Rose	$500,000	$365,000	37%
Steven R. Scott	$375,000	$365,000	3%

Performance-Based Compensation

Performance Goals

We structure our compensation programs to reward our executive officers based on our corporate performance. This allows our executive officers to receive incentive compensation if certain specified corporate performance measures are achieved. Corporate performance measures are established at the beginning of each year based on the Company’s annual business plan and input from both our compensation consultant and Compensation Committee.

2010 Annual Bonus Program

We maintained one performance-based incentive program in 2010 for the Executive Management Team, the 2010 annual bonus program, which consisted of a cash and equity opportunity based upon the achievement of four performance measures: 2010 EBITDA target, 2010 revenue target, 2010 operating margin target, and 2010 operating portfolio leasing target (each as defined in the 2010 annual bonus program, a “Performance Criterion” and, collectively, the “Performance Criteria”). The actual total award payout under this program relative to these performance measures was determined as follows: 40% for achievement of the 2010 EBITDA target, 20% for the achievement of the 2010 revenue target, 20% for achievement of the operating margin target, and 20% for achievement of the operating portfolio leasing target. The relative weighting of each Performance Criterion was established in accordance with the Company’s goals as they relate to the Company’s business plan. For 2010, EBITDA served as a primary focus and goal of the Company as it is most directly correlated to creating stockholder value, hence it received a 40% relative weighting, while each of the other Performance Criterion were deemed to be of equal importance to one another, hence, each received a 20% relative weighting.

The amounts paid under this program for 2010 were determined based upon our actual performance measured against the Performance Criteria, excluding the impact of all 2010 property acquisitions. The Executive Management Team was entitled to payment of proportionate awards if threshold performance was attained for one or more Performance Criteria, whether or not (i) applicable target levels were achieved for that Performance Criterion or other Performance Criteria, and/or (ii) threshold performance was achieved for one or more other Performance Criteria. When calculating the total payout under this program, the payout under each Performance Criterion was calculated independently. In the event that the target performance level for any individual Performance Criterion was exceeded, over-attainment of such Performance Criterion could be used to supplement the attainment of other measures where performance under those measures fell below target levels, as follows (subject to the maximum individual bonus payouts discussed below): attainment in excess of target by up to (i) 50% of the target from 2010 EBITDA and (ii) up to 75% of the applicable target from each of the 2010 revenue target, 2010 operating margin target, and 2010 operating portfolio leasing target in each case, could be counted as supplemental target attainment for other Performance Criteria for which the target was not attained (subject to a maximum payout of 100%). The threshold, target, and actual performance levels achieved for each Performance Criterion were as follows:

Performance Criterion(1),(2)	Threshold	Target	2010 Actual Results(2)

2010 EBITDA	$163.0 million	$168.6 million	$170.1 million
2010 Revenues	$269.0 million	$275.3 million	$272.5 million
2010 Operating Margins	70.3%	71.3%	72.3%
2010 Operating Portfolio Leasing	900,000 rentable	1,050,000 rentable	1,874,287 rentable
	square feet	square feet	square feet

(1)	Linear interpolation between the threshold and target level is applied for each Performance Criterion.

(2)	Excluding the impact of all 2010 property acquisitions.

The actual results for the 2010 operating portfolio leasing measure exceeded the target performance level and therefore, were used to supplement the payout under the 2010 revenue Performance Criterion, for which actual results fell below the target performance level.

Awards earned under the 2010 annual bonus program were paid during the first quarter of 2011 with amounts earned up to the first 50% of the applicable target award paid in cash and the remaining 50% of the applicable target award paid in restricted stock or RSUs, as applicable. Restricted stock or RSU awards earned under the 2010 annual bonus program will vest in equal annual installments over a two-year service period as follows: 50% on January 5, 2012 and 50% on January 5, 2013 based on continued employment through the applicable vesting date, subject to accelerated vesting as described below. We believe that these strategic and financial goals are key drivers in ultimately creating stockholder value and, accordingly, these goals help to align the interests of our Executive Management Team and our stockholders. At the time the financial objectives were established, we believed that the targets would be challenging and difficult, but achievable with significant effort and management skill.

The 2010 award levels as a percentage of base salary were as follows:

	2010 Annual Bonus Program
Named Executive	Threshold Level	Target Level	Maximum Bonus Award

John B. Kilroy, Jr.	238.1%	476.1%	$5,000,000
Jeffrey C. Hawken	195.6%	391.3%	$2,250,000
Tyler H. Rose	100.0%	200.0%	$1,000,000

Based on its assessment of corporate performance, the Compensation Committee approved the following incentive awards under the 2010 annual bonus program (paid in early 2011):

	2010 Annual Bonus Program
Named Executive	Cash Component	Equity Component	Total Bonus Award

John B. Kilroy, Jr.	$2,500,000	$2,500,000	$5,000,000
Jeffrey C. Hawken	$1,125,000	$1,125,000	$2,250,000
Tyler H. Rose	$500,000	$500,000	$1,000,000

Discretionary Cash Incentive Awards

Our Senior Manager, along with other selected Company employees, is eligible to receive a discretionary annual cash incentive award, which is an important component of the compensation necessary to attract and retain talented executive officers. Historically, the Company has made annual discretionary cash incentive awards to all employees. The awards are not formulaic, but rather are based upon the input and recommendations received from our Executive Management Team based on its subjective assessment of both the individual efforts and contributions to the Company during the period, and the impact of these contributions on the Company. For awards made in 2010, the discretionary annual cash incentive awards granted to each executive officer were determined based upon several factors, including the executive officer’s salary grade, performance, changes in job responsibility or in recognition of a significant achievement or as otherwise determined by the Compensation Committee. In determining the discretionary annual cash incentive award for Mr. Scott for 2010, our Executive Management Team and Compensation Committee considered his performance in 2010 as our Senior Vice President, San Diego, including his leadership in leasing and in the management of our operations in the San Diego region.

Discretionary Long-Term Vesting Equity Incentive Awards

Our Senior Manager, along with other selected Company employees, is also eligible to participate in our annual restricted stock grants, which are an important component of the compensation necessary to attract and retain talented executive officers. Historically, the Compensation Committee has made discretionary annual restricted stock awards to our Senior Vice Presidents. The awards are not formulaic, but rather are based upon the input and recommendations received from our Executive Management Team based on its subjective assessment of both the executive’s individual efforts and contributions to the Company during the period, and the impact of these contributions on the Company. For awards made in 2010, the restricted stock awards granted to each executive officer were determined based upon several factors, including the executive officer’s salary, performance, changes in job responsibility or in recognition of a significant achievement or as otherwise determined by the Compensation Committee. In determining the discretionary annual restricted stock award for Mr. Scott for 2010, our Executive Management Team and Compensation Committee considered his performance in 2010 as our Senior Vice President, San Diego, including his leadership in leasing and in the management of our operations in the San Diego region. As explained under “Policies with Respect to Equity Compensation Awards” above and under “Stock Award Deferral Program” below, our Senior Manager and other selected employees may defer receipt of their annual restricted stock grants by electing to receive instead RSUs that are payable at a later date or upon a subsequent event. The discretionary annual restricted stock awards for 2010 performance were made under the 2006 Plan.

2011 Executive Compensation Elements

Our Compensation Committee is committed to reviewing and reassessing our compensation program each year in order to provide the most effective approach to award, retain and motivate our NEOs. In keeping with that focus the Compensation Committee made the following decisions regarding the 2011 Executive Compensation Program.

Base salaries for the Executive Management Team will remain at the same levels as 2010 as they continue to be properly situated within the peer group and in-line with the marketplace as a whole.

2011 base salaries for each of the NEOs are as follows:

2011
Named Executive	Base Salary

John B. Kilroy, Jr.	$1,050,000
Jeffrey C. Hawken	$575,000
Tyler H. Rose	$500,000
Steven R. Scott	$385,000

In prior years, the annual bonus programs approved by the Compensation Committee have provided for cash and equity compensation to be earned by our Executive Management Team based on the achievement of certain predefined performance measures, including financial, operating, and development targets. For 2011, the Compensation Committee will evaluate a variety of key factors and metrics at the end of the year and make a determination of incentive compensation for each of the executive officers based on the Company’s and management’s overall performance. This approach will allow the Compensation Committee to review both quantitative and qualitative factors with respect to each individual’s performance as well as overall corporate performance.

In making 2011 incentive compensation decisions the Compensation Committee will consider several quantitative and qualitative performance factors, including (but not necessarily limited to):

•	Absolute and relative stockholder return

•	2011 leasing results

•	Occupancy gains

•	Financial performance, including EBITDA, FFO, cash flow and same-store net operating income

•	Acquisitions

•	Dispositions

•	Development, including progress on entitlements

•	Balance sheet management

Deferred Compensation Plan

We maintain a Deferred Compensation Plan under which our directors and certain of our management employees (the “Participants”), including our NEOs, may defer receipt of their compensation, including up to 70% of their salaries and up to 100% of their cash bonuses and director fees, each as applicable. In addition, eligible management employees, including the NEOs, will generally receive monthly contributions from us to their Deferred Compensation Plan accounts equal to 10% of their respective gross monthly base salaries, without regard to whether such employees elect to defer salary or bonus compensation under the Deferred Compensation Plan. The

Deferred Compensation Plan provides that we may also make additional discretionary contributions to Participant accounts. To date, we have not made any discretionary contributions. The Deferred Compensation Plan fits into our compensation philosophy by providing our NEOs with the ability to accrue compensation and generate savings in a tax-efficient manner in excess of limits imposed under tax-qualified “401(k) plans,” thereby providing additional financial security that enables our executives to focus on their work-related obligations.

Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that elections with respect to certain performance-based bonuses may be made as late as six months prior to the end of the applicable performance period (June 30th in the case of calendar-year performance period). In addition, newly eligible Participants may be able to make deferral elections up to thirty days after they first become eligible to participate in the Deferred Compensation Plan, if later than the end of the year preceding that in which such deferred amounts will be earned. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Deferred Compensation Plan, including that they do so no later than twelve months prior to the first scheduled distribution and that they extend their deferral elections by at least five years. For a discussion of investment alternatives under our Deferred Compensation Plan, see “Nonqualified Deferred Compensation”.

Stock Award Deferral Program

We also maintain a Stock Award Deferral Program (the “Deferral Program”) under which our directors and certain of our management employees, including our NEOs, may defer receipt of restricted stock awards granted under the 2006 Plan (“Stock Awards”) by electing to receive an equivalent number of RSUs in lieu of such Stock Awards. Each RSU issued under the Deferral Program represents the right to receive one share of our common stock in the future and will be subject to the same vesting conditions as would have applied to the Stock Award in lieu of which such RSU is issued. In addition, RSUs carry with them the right to receive dividend equivalents that credit participants, upon our payment of dividends in respect of the shares underlying the participant’s RSUs, with additional, fully-vested RSUs equal to the value of the dividend paid in respect of such shares. Shares of stock underlying RSUs will be paid to the executive holding RSUs on the earliest to occur of a change in control, the executive’s “separation from service” with us, the executive’s death or disability, or a pre-determined date specified by the executive. By electing to receive RSUs instead of restricted shares, executives may be able to defer taxes on these awards, which makes our compensation program more desirable and helps us to attract and retain top talent.

Defined Contribution Plans

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover our eligible employees, including the NEOs, and those of certain designated affiliates. The 401(k) Plan permits our eligible employees to defer up to 60% of their annual compensation, subject to certain limitations imposed by the Code. The employees’ elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of ten percent of the participant’s annual salary (thus, the maximum match is five percent of the participant’s base salary) and subject to certain other limits. Participants vest immediately in the amounts contributed by us on their behalves. Our employees are eligible to participate in the 401(k) Plan after three months of credited service with us. The 401(k) Plan is intended to qualify under Section 401 of the Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan. This tax-preferential savings option fits our compensation philosophy by helping us to attract and retain top talent.

Severance and Change in Control Arrangements

We believe that terminations of employment, both within and outside of the change in control context, are causes of great concern and uncertainty for our named executive officers and that providing protections to our NEO’s in these contexts is therefore appropriate in order to alleviate these concerns and allow the executives to remain focused on their duties and responsibilities to the Company in all situations.

Each of Mr. Kilroy, Jr., Mr. Hawken, Mr. Rose, and Mr. Scott has entered into a three-year employment agreement with us, effective January 1, 2007. All of these agreements are subject to automatic one-year renewals if not terminated by either party and provide for severance benefits under certain events, as further described under “Potential Payments Upon Termination or Change in Control.” The agreements were amended in December 2008 to add amendments to comply with highly technical requirements of Code Section 409A. We believe that the protections granted by these employment agreements help to ensure the day-to-day stability necessary to our executives to enable them to properly focus their attention on their duties and responsibilities with us. We have selected the payment triggers described below in an effort to address, and provide security with regard to, some of the most uncertain events relating to continued employment, thereby limiting concern and uncertainty and promoting productivity.

For a discussion of each NEO’s employment agreement see “Employment Agreements.”

Other Elements of Compensation

To assist us in attracting and retaining key executives critical to our long-term success and to ensure that their compensation is commensurate with similarly situated executives in our Peer Group, we provide our NEOs with certain other elements of compensation as follows:

Employee Healthcare Premiums.  We, at our sole cost, provide to each executive officer, the executive officer’s spouse and children, such health, dental, and optical insurance as we may from time to time make available to our other executives of the same level of employment.

Supplemental Healthcare Insurance.  We, at our sole cost, provide to each executive officer supplemental healthcare insurance, which consists of an annual benefit per executive officer for reimbursed medical expenses during a calendar year.

Life Insurance Premiums.  We provide Mr. Kilroy, Jr. with a life insurance policy pursuant to the terms of his employment agreement.

Automobile Allowance.  We provide each executive officer and certain other employees with an automobile allowance during the term of such employee’s employment with us as we in our sole discretion may from time to time make available to our other employees of the same level of employment.

Automobile Reimbursements.  We reimburse our executive officers and certain other employees for certain automobile-related expenses during the term of their employment.

Automobile Lease.  We, at our sole cost, lease a car for Mr. Kilroy, Jr.

Club Dues.  We, at our sole cost, pay certain club dues for Mr. Kilroy, Jr. and Mr. Hawken.

Financial Planning Services.  We pay or reimburse our Executive Management Team for certain financial planning services pursuant to the terms of their respective employment agreements.

Home Office Expenses.  We reimburse our executive officers for certain home office expenses, including telephone and internet service and office supplies.

Tax and Accounting Considerations

Limitation on Deductibility of Executive Compensation.  Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”) limits the deductibility of certain compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), certain compensation in excess of $1,000,000 paid to our NEOs during any fiscal year generally must be “performance-based” compensation as determined under Section 162(m). Compensation generally qualifies as performance-based, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals that have been approved by our stockholders, and the committee of our Board that establishes and certifies the attainment of such goals consists only of “outside directors.” All members of our Compensation Committee qualify as outside directors for purposes of Section 162(m).

The Compensation Committee’s policy is to take into account Section 162(m) in establishing compensation of our executive officers to preserve deductibility to the greatest extent possible. The deductibility of some types of compensation payments can depend upon the timing of the vesting or other tax events associated with previously granted awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control can also affect deductibility of compensation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. The Compensation Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers competitively and in a manner commensurate with performance. From time to time, the Compensation Committee may therefore award compensation to our executive officers that is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests. In addition, we believe that we qualify as a REIT under the Code and are not subject to federal income taxes, meaning that the payment of compensation that does not satisfy the requirements of Section 162(m) should not have a material adverse consequence to us, provided we continue to distribute 90% of our taxable income. The Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

Internal Revenue Code Section 409A.  The Compensation Committee also endeavors to structure executive officers’ compensation in a manner that is either compliant with, or exempt from the application of, Code Section 409A, which provisions may impose significant additional taxes on nonconforming, nonqualified deferred compensation (including certain equity awards, severance, incentive compensation, traditional deferred compensation, and other payments).

Internal Revenue Code Section 280G.  Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20 percent penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control that exceeds a threshold determined under Section 280G based on the executive’s prior compensation. Parachute payments may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity- based compensation. In approving the compensation arrangements for our NEOs, the Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Section 280G. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting.  The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. In particular, ASC Topic 718 (formerly known as FASB 123R), requires us to recognize an expense for the fair value of equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our awards with our overall executive compensation philosophy and objectives.

Executive Compensation Committee Report

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis section with management, and based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis section be included in the annual meeting Proxy Statement on Schedule 14A.

Executive Compensation Committee
Edward F. Brennan, Ph.D., Chairman
William P. Dickey
Scott S. Ingraham
Dale F. Kinsella

Executive Compensation

2010 Summary Compensation Table

The following table sets forth summary information regarding our compensation practices for each of our NEOs for all services rendered to us in all capacities in 2008, 2009, and 2010.

2010 Summary Compensation Table

										Change in
										Pension Value
								Non Equity		& Nonqualified
								Incentive		Deferred
					Stock		Option	Plan		Compensation	All Other
Name & Principal		Salary	Bonus		Awards		Awards	Compensation		Earnings	Compensation	Total
Position	Year	($)	($)		($) (1)		($)	($)		($)	($) (2)	($) (9)
(a)	(b)	(c)	(d)		(e)		(f)	(g)		(h)	(i)	(j)

John B. Kilroy, Jr.	2010	$1,050,000			$2,500,000	(3)		$2,500,000	(6)		$349,322	$6,399,322
President and Chief Executive	2009	$1,050,000			$2,004,000	(4)		$2,500,000	(7)		$346,856	$5,900,856
Officer	2008	$1,050,000			$8,000,000	(5)		$4,725,000	(8)		$348,530	$14,123,530

Jeffrey C. Hawken	2010	$575,000			$1,125,000	(3)		$1,125,000	(6)		$116,401	$2,941,401
Executive Vice President and	2009	$575,000			$901,800	(4)		$1,125,000	(7)		$112,909	$2,714,709
Chief Operating Officer	2008	$575,000			$3,700,000	(5)		$1,437,500	(8)		$106,509	$5,819,009

Tyler H. Rose	2010	$500,000			$500,000	(3)		$500,000	(6)		$89,112	$1,589,112
Executive Vice President, Chief	2009	$365,000	$317,500		$317,500						$66,945	$1,066,945
Financial Officer and Secretary	2008	$365,000	$317,500		$850,000						$67,400	$1,599,900

Steven R. Scott	2010	$375,000	$160,000	(10)	$185,000						$72,320	$792,320
Senior Vice President	2009	$365,000	$150,000	(10)	$150,000						$68,652	$733,652
	2008	$365,000	$150,000	(10)	$1,000,000						$68,379	$1,583,379

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. The fair value is based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date. The stock awards reported for Mr. Kilroy, Jr. and Mr. Hawken for all years presented above and for Mr. Rose in 2010 are reported in the year in which the service inception period began for these awards, which precedes the year in which the grant date occurred. The stock awards reported for Mr. Rose in 2009 and 2008 and Mr. Scott, for all years presented above, are reported in the year of grant because these awards are made on a discretionary basis and, accordingly, the service inception period for these awards does not begin prior to the grant date.

(2)	Includes the components of all other compensation identified in the “All Other Compensation” tables below.

(3)	Includes awards that were authorized in 2010 pursuant to the 2010 annual bonus program with respect to the fiscal year 2010 performance period. These awards were paid in either shares of restricted stock or RSUs that were granted in the first quarter of 2011. For Mr. Rose it excludes an award with a fair value of $450,000 that was granted in the first quarter of 2010 on a discretionary basis with respect to his and the Company’s performance in 2009.

(4)	Includes awards that were authorized in 2009 pursuant to the 2009 annual bonus program with respect to the fiscal year 2009 performance period. These awards were paid in RSUs that were granted in the first quarter of 2010.

(5)	Includes awards that were authorized in 2008 pursuant to the 2008 annual long-term incentive program with respect to the fiscal year 2008 performance period. These awards were paid in shares of restricted stock that were granted in the first quarter of 2009.

(6)	Reflects amounts earned under the 2010 annual bonus program with respect to the fiscal year 2010 performance period and paid in cash in the first quarter of 2011. The portion of this program that was awarded in either shares of restricted stock or RSUs is included in this table under Column (e) “Stock Awards” for Mr. Kilroy, Jr., Mr. Hawken, and Mr. Rose. For a description of this program and the awards issued under this program, see “Compensation Discussion and Analysis” above.

(7)	Reflects amounts earned under the 2009 annual bonus program with respect to the fiscal year 2009 performance period and paid in cash in the first quarter of 2010. The portion of this program that was awarded in RSUs is included in this table under Column (e) “Stock Awards” for Mr. Kilroy, Jr. and Mr. Hawken.

(8)	Reflects amounts earned under the 2008 annual cash bonus program with respect to the fiscal year 2008 performance period and paid in cash in the first quarter of 2009.

(9)	Amounts shown include amounts that have been deferred under our Deferred Compensation Plan or Deferral Program. For further information regarding our Deferred Compensation Plan and Deferral Program, see “Compensation Discussion and Analysis — Deferred Compensation Plans” and “Compensation Discussion and Analysis — Nonqualified Deferred Compensation.” For additional description of the amounts deferred, see the “Nonqualified Deferred Compensation” table below.

(10)	Amount represents a discretionary bonus as further discussed under “Compensation Discussion and Analysis — Discretionary Cash Incentive Awards.”

All Other Compensation

The following tables identify the components of all other compensation provided to our NEOs in 2010, 2009, and 2008.

2010

				Company
		Supple-		Contributions
	Employee	mental	Life	to Deferred	Company	Automobile	Home	Financial
	Healthcare	Healthcare	Insurance	Compensation	Contributions	Related	Office	Planning	Club	Total
Executive Officers	Premiums	Insurance	Premiums	Plan	to 401(k)	Expenses	Expenses	Services	Dues	Benefits

John B. Kilroy, Jr.	$4,000	$10,165	$122,066 (1)	$105,000	$11,000	$42,059	$17,996	$25,000	$12,036	$349,322
Jeffrey C. Hawken	$4,000	$10,165		$57,500	$11,000	$21,100	$3,219		$9,417	$116,401
Tyler H. Rose	$4,000	$10,165		$50,000	$11,000	$12,666	$1,281			$89,112
Steven R. Scott	$4,000	$10,165		$37,500	$11,000	$9,655				$72,320

2009

				Company
		Supple-		Contributions
	Employee	mental	Life	to Deferred	Company	Automobile	Home	Financial
	Healthcare	Healthcare	Insurance	Compensation	Contributions	Related	Office	Planning	Club	Total
Executive Officers	Premiums	Insurance	Premiums	Plan	to 401(k)	Expenses	Expenses	Services	Dues	Benefits

John B. Kilroy, Jr.	$3,572	$9,735	$122,066 (1)	$105,000	$11,000	$41,217	$18,000	$25,000	$11,266	$346,856
Jeffrey C. Hawken	$3,572	$9,735		$57,500	$11,000	$17,794	$3,240	$625	$9,443	$112,909
Tyler H. Rose	$3,572	$9,735		$36,500	$8,250	$8,764	$124			$66,945
Steven R. Scott	$3,572	$9,735		$36,500	$11,000	$7,845				$68,652

2008

				Company
		Supple-		Contributions
	Employee	mental	Life	to Deferred	Company	Automobile	Home	Financial
	Healthcare	Healthcare	Insurance	Compensation	Contributions	Related	Office	Planning	Club	Total
Executive Officers	Premiums	Insurance	Premiums	Plan	to 401(k)	Expenses	Expenses	Services	Dues	Benefits

John B. Kilroy, Jr.	$2,712	$10,165	$122,066 (1)	$105,000	$10,250	$44,961	$18,359	$25,000	$10,017	$348,530
Jeffrey C. Hawken	$2,712	$10,165		$57,500	$7,750	$16,963	$2,502	$500	$8,417	$106,509
Tyler H. Rose	$2,712	$10,165		$36,500	$7,750	$10,063	$210			$67,400
Steven R. Scott	$2,712	$10,165		$36,500	$10,250	$8,752				$68,379

(1)	Includes $57,066 of reimbursement for taxes owed with respect to the $65,000 life insurance premium.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs during the year ended December 31, 2010.

Grants of Plan-Based Awards

			Estimated Possible			Estimated Possible
			Payouts			Payouts			All Other	All Other
			Under Non-Equity			Under Equity			Stock	Options	Exercise
			Incentive Plan			Incentive Plan			Awards:	Awards:	or Base
			Awards			Awards			Number of	Number of	Price of	Grant
			Thres-		Maxi-	Thres		Maxi-	Shares of	Securities	Option	Date
	Grant	Approval	hold	Target	mum	-hold	Target	mum	Stock or	Underlying	Awards	Fair
Name	Date	Date	($)	($)	($)	($)	($)	($)	Units (#)	Options (#)	($/Shr)	Value
(a)	(b) (1)	(2)	(c) (3)	(d)	(e)	(f)	(g)	(h)	(i) (4)	(j)	(k)	(l)

John B. Kilroy, Jr.	(5)	1/28/2010	$500,000	$2,500,000	(6)	(7)	$2,500,000	(6)
Jeffrey C. Hawken	(5)	1/28/2010	$225,000	$1,125,000	(6)	(7)	$1,125,000	(6)
Tyler H. Rose	(5)	1/28/2010	$100,000	$500,000	(6)	(7)	$500,000	(6)
	1/25/2010	1/25/2010							14,911 (8)			$450,000
Steven R. Scott	1/25/2010	1/25/2010							6,130 (8)			$185,000

(1)	The table excludes certain awards that were granted during 2010 but that relate to performance in prior years and for which the beginning of the service inception period preceded 2010.

(2)	The approval date represents the date the Compensation Committee authorized the applicable incentive award program.

(3)	Represents the amount that could have been earned under the 2010 annual bonus program assuming the executive officers achieved the minimum threshold performance level for one of the Performance Criteria with a 20% weighting. The payout under each Performance Criterion is calculated independently.

(4)	These stock awards are valued based on the quoted closing share price of the Company’s Common Stock on the NYSE on the grant date.

(5)	These awards were granted on January 26, 2011. These awards are reported in the year in which the service inception period began, which precedes the year in which the grant date incurred.

(6)	The amounts presented under the Target payout also represent the maximum payouts under the 2010 annual bonus program.

(7)	Under the 2010 annual bonus program applicable to the Executive Management Team, any amounts earned up to the first 50% of the maximum target award are paid in cash and any portion of the remaining maximum target award is paid in restricted stock or RSUs. Therefore, there are no amounts reported under the threshold column for equity incentive plan awards. Following are the awards paid to each member of the Executive Management Team in January 2011 under this program in respect of 2010 performance: $2,500,000 cash and 66,208 shares of restricted stock to Mr. Kilroy, Jr., $1,125,000 cash and 29,794 RSUs to Mr. Hawken, and $500,000 cash and 13,242 RSUs to Mr. Rose. These awards are reflected in the “2010 Summary Compensation Table” above for 2010. The number of shares of restricted stock or RSUs issued to each officer was based on the closing share price of the Company’s Common Stock on the NYSE on January 26, 2011, the date of grant. The restricted stock or RSUs vest in two equal installments on each of January 5, 2012 and January 5, 2013, subject to the officer’s continued employment through such dates.

(8)	These awards vest in equal annual installments on January 5th of each year over a five-year period, with the first installment vesting on January 5, 2011.

Employment Agreements

John B. Kilroy, Jr. and Jeffrey C. Hawken

The employment agreements of Mr. Kilroy and Mr. Hawken provide that in the event that the employment of the executive is terminated without “Cause” or for “Good Reason” (as defined in the applicable employment agreement), the terminated executive is entitled to receive the following payments and benefits (together with the

Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs, and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) continuation health coverage for the terminated executive, his spouse, and his dependents, as applicable, for three years after the date of termination, at our expense. In addition, each executive is entitled to receive a severance payment (the “Severance Payment”) equal to the sum of (i) three times annual base salary, and (ii) three times the average of the two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement.

As defined in the employment agreements, Good Reason includes, among other things, the right of the executives to terminate employment with us in the twelfth month following a “Change in Control” of the Company (as defined in the employment agreements). Also, a nonextension by us of the term of the employment agreements will be deemed a termination of the relevant executive’s employment without Cause.

In the event that the employment of an executive is terminated due to his retirement or death, such terminated executive is entitled to receive the Termination Benefits, except that (i) his Severance Payment shall equal the sum of (a) his annual base salary and (b) the average of his two highest target annual incentives (e.g., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement.

In the event that the employment of an executive is terminated due to his disability, such terminated executive is entitled to receive the Termination Benefits, except that his Severance Payment shall equal the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target annual incentives (i.e., the sum of the annual cash award target and the annual stock target as detailed for each executive above, which sum may be increased for the determination of the Severance Payment only if the Board or the Compensation Committee specifically approves such increase) during the three preceding full performance years, except that the actual annual incentive earned by the executive in 2006 shall be used instead of the 2006 target annual incentive when making such determination and the target annual incentives shall never be less than the annual cash award target and the annual stock target set forth in the applicable employment agreement.

In the event of a Change in Control of the Company (as defined in the employment agreements), Messrs. Kilroy, Jr. and Hawken are generally entitled to receive gross-up payments from us for any excise taxes imposed, pursuant to Section 4999 of the Code (and any taxes imposed as a result of the gross-up payment), on the payments and benefits that the executives will receive upon such Change in Control under the employment agreements or under any other arrangement with us. We agree to place such gross-ups, payments, and benefits in separate rabbi trusts on behalf of each executive within thirty days after the Change in Control.

The employment agreements require each of the executives to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. The executives are also subject to (i) restrictions on solicitation during the term of the employment agreements and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without Cause or for Good Reason, (ii) restrictions on disclosure of confidential information during the term of the employments and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates, and agents during the term of the employment agreements and in perpetuity thereafter. The executives further agree to cooperate with the Company, during the term of the employment agreements and thereafter, regarding any litigation to which the Company is party. If an executive fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then the executive may forfeit all unvested equity awards, unexercised options, and unpaid RSUs granted at or after January 1, 2007 and held by the executive or his transferee at the time of such noncompliance.

Tyler H. Rose and Steven R. Scott

The employment agreements of Mr. Rose and Mr. Scott provide that in the event that the employment of the executive is terminated without “Cause” or for “Good Reason” (as defined in the applicable employment agreement), such terminated executive is entitled to receive the Termination Benefits except that (i) his Severance Payment is equal to the sum of (a) two times his annual base salary and (b) two times the average of his two highest annual incentives (i.e., the sum of the annual cash award and the annual stock incentive target, as defined in the applicable employment agreement) during the three preceding full performance years and (ii) the continuation of health coverage for the terminated executive, his spouse and his dependents, as applicable, shall be for a period of two years after the date of termination, at our expense.

In the event that the employment of Mr. Rose or Mr. Scott is terminated due to retirement, such terminated executive is entitled to receive all Termination Benefits, except that (i) his Severance Payment shall be equal to zero and (ii) the continuation of health coverage for the terminated executive, his spouse, and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Rose or Mr. Scott is terminated due to his death, the terminated executive is entitled to receive the Termination Benefits, except that (i) his Severance Payment shall equal the sum of (a) one times his annual base salary and (b) one times the average of his two highest annual incentives (i.e., the sum of the annual cash award and the annual stock incentive target, as defined in the applicable employment agreement) during the three preceding full performance years, and (ii) the continuation of health coverage for the terminated executive, his spouse, and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

In the event that the employment of Mr. Rose or Mr. Scott is terminated due to disability, such terminated executive is entitled to receive the Termination Benefits, except that the continuation of health coverage for the terminated executive, his spouse, and his dependents, as applicable, shall be for one year after the date of termination, at our expense.

If Mr. Rose or Mr. Scott becomes entitled to the Termination Benefits (or other compensation or benefits) in connection with a Change in Control (the “Change in Control Benefits”), then certain excise taxes may apply under Section 4999 of the Code. To avoid the imposition of such excise taxes, we will reduce the Change in Control Benefits payable to an executive only if the executive retains a greater portion of the Change in Control Benefits after such reduction than the portion of the Change in Control Benefits that the executive would have retained without such reduction and after the payment of applicable excise taxes. We will place the Change in Control Benefits due to the executives in separate rabbi trusts on behalf of each executive within thirty days after a Change in Control.

The employment agreements require each of the executives to sign a general release in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. The executives are also subject to (i) restrictions on solicitation during the term of the employment agreements and for one year after termination of employment due to retirement, two years after termination of employment due to disability, or three years after termination of employment without Cause or for Good Reason, (ii) restrictions on disclosure of confidential information during the term of the employments and in perpetuity thereafter, and (iii) restrictions on disparaging the Company, its affiliates, and agents during the term of the employment agreements and in perpetuity thereafter. The executives further agree to cooperate with the Company, during the term of the employment agreements and thereafter, regarding any litigation to which the Company is party. If an executive fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then the executive may forfeit all unvested equity awards, unexercised options, and unpaid RSUs granted at or after January 1, 2007 and held by the executive or his transferee at the time of such non-compliance.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards of each of our NEOs at December 31, 2010.

Outstanding Equity Awards at 2010 Fiscal Year End

	Option Awards					Stock Awards
Equity
			Equity			Number		Equity	Incentive Plan
			Incentive			of	Market	Incentive Plan	Awards:
			Plan			Shares	Value of	Awards:	Market or
			Awards:			or Units	Shares or	Number of	Payout Value
	Number of	Number of	Number of			of Stock	Units of	Unearned	of Unearned
	Securities	Securities	Securities			That	Stock	Shares, Units	Shares, Units
	Underlying	Underlying	Underlying	Option		Have	That	or Other	or Other
	Unexercised	Unexercised	Unexercised	Exercise	Option	Not	Have Not	Rights That	Rights That
	Options (#)	Options (#)	Unearned	Price	Expiration	Vested	Vested	Have Not	Have Not
Name	Exercisable	Unexercisable	Options (#)	($)	Date	(#)	($)(1)	Vested (#)	Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

John B. Kilroy, Jr.						33,201 (2)	$1,210,840
Jeffrey C. Hawken						14,940 (2)	$544,862
Tyler H. Rose						28,871 (3)	$1,052,925
Steven R. Scott						23,495 (4)	$856,863

(1)	Calculated based on the Company’s closing stock price of $36.47 on December 31, 2010.

(2)	These RSUs vest on December 31, 2011.

(3)	Includes 2,983 shares of restricted stock that vested on January 5, 2011, 1,425 shares of restricted stock that vested on February 16, 2011, 5,153 shares of restricted stock that vest on December 31, 2011, 3,928 RSUs that vest on December 31, 2011, 2,982 RSUs that vest on January 5, 2012, 3,454 shares of restricted stock that vest on December 31, 2012, 2,982 RSUs that vest on January 5, 2013, 2,982 RSUs that vest on January 5, 2014, and 2,982 RSUs that vest on January 5, 2015.

(4)	Includes 1,226 shares of restricted stock that vested on January 5, 2011, 2,850 shares of restricted stock that vested on February 16, 2011, 8,595 shares of restricted stock that vest on December 31, 2011, 1,856 RSUs that vest on December 31, 2011, 1,226 RSUs that vest on January 5, 2012, 4,064 shares of restricted stock that vest on December 31, 2012, 1,226 RSUs that vest on January 5, 2013, 1,226 RSUs that vest on January 5, 2014, and 1,226 RSUs that vest on January 5, 2015.

Option Exercises and Vested Stock

The following table summarizes the option exercises and vesting of stock awards for each of our NEOs for the year ended December 31, 2010.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
					Value
	Number of Shares	Value	Number of Shares		Realized
	Acquired on	Realized on	Acquired on		on
Name	Exercise (#)	Exercise ($)	Vesting (#)		Vesting ($)
(a)	(b)	(c)	(d)		(e)

John B. Kilroy, Jr.	—	$—	197,606	(1)	$7,136,473(1)
Jeffrey C. Hawken	—	$—	90,951	(2)	$3,284,617(2)
Tyler H. Rose	—	$—	13,361	(3)	$453,618(3)
Steven R. Scott	—	$—	16,181	(4)	$540,610(4)

(1)	Includes 181,679 RSUs that vested on December 31, 2010 with a value of $6,625,833 and 15,927 RSUs with a value of $510,640 that were issued as dividend equivalents during 2010 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change of control event;” and (c) the date of the executive’s death or “disability.”

(2)	Includes 83,612 RSUs that vested on December 31, 2010 with a value of $3,049,330 and 7,339 RSUs with a value of $235,287 that were issued as dividend equivalents during 2010 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change of control event;” and (c) the date of the executive’s death or “disability.”

(3)	Includes 3,929 RSUs that vested on December 31, 2010 with a value of $143,290 and 1,040 RSUs with a value of $33,390 that were issued as dividend equivalents during 2010 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change of control event;” (c) the date of the executive’s death or “disability;” and with respect to 4,477 of the RSUs (d) February 1, 2014, the elected distribution date. Also includes 8,392 shares of restricted stock that vested during 2010 with a value of $276,938.

(4)	Includes 1,856 RSUs that vested on December 31, 2010 with a value of $67,688 and 461 RSUs with a value of $14,804 that were issued as dividend equivalents during 2010 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred under the Deferral Program until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change of control event;” and (c) the date of the executive’s death or “disability.” Also includes 13,864 shares of restricted stock that vested during 2010 with a value of $458,118.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 with respect to shares of our common stock available for issuance under our equity compensation plans.

Number of
Shares of Common
Stock Remaining
Available for Future
	Number of		Weighted-	Issuance Under Equity
	Shares of Common		Average	Compensation Plans
	Stock to be Issued		Exercise	(Excluding Shares
	Upon Exercise of		Price of	Reflected in
	Outstanding		Outstanding	Column (a))
Plan Category	Options (a)		Options (b)	(c)(1)

Equity Compensation plans approved by stockholders	20,000	(2)	$26.14	4,375,533
Equity Compensation plans not approved by stockholders	N/A		N/A	N/A

Total	20,000		$26.14	4,375,533

(1)	Includes shares available for future grants under the 2006 Plan.

(2)	Issued under the Company’s 1997 Stock Option and Incentive Plan.

As of March 31, 2011, the number of securities to be issued upon exercise of outstanding options, warrants and rights was equal to 5,000, the weighted average exercise price of outstanding options, warrants and rights was equal to $25.77 and the weighted average term was 0.9 years. In addition, as of March 31, 2011, a total of 110,255 shares of restricted stock and 810,518 RSUs were outstanding. As of March 31, 2011, there were 3,878,182 shares available to be issued under the 2006 Plan.

During 2010, 2009, and 2008, we granted 3,239, 4,958, and 184,245 shares of restricted stock, respectively. During 2010, 2009 and 2008, we also granted 159,606, 623,643, and 7,688 RSUs, respectively. The weighted average common shares and common units outstanding for 2010, 2009, and 2008 were 51,220,618, 40,436,196, and 34,531,779, respectively.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding our Deferred Compensation Plan as of December 31, 2010.

Nonqualified Deferred Compensation

			Aggregate		Aggregate
	Executive	Registrant	Earnings	Aggregate	balance at
	Contributions	Contributions	in last	withdrawals/	last
Name	in last FY ($)	in last FY ($)	FY ($)	distributions ($)	FYE ($)
(a)	(b)	(c) (3)	(d)	(e)	(f) (4)

John B. Kilroy, Jr.	$—	$105,000	$57,799	—	$486,876
Jeffrey C. Hawken	$—	$57,500	$150,924	—	$1,254,947
Tyler H. Rose	$25,000 (1)	$50,000	$40,206	—	$346,669
Steven R. Scott	$41,250 (2)	$37,500	$40,411	—	$315,940

(1)	Mr. Rose’s contributions are included in the 2010 “Salary” column of the 2010 Summary Compensation Table.

(2)	A total of $18,750 of Mr. Scott’s contributions are included in the 2010 “Salary” column of the 2010 Summary Compensation Table, and $22,500 of Mr. Scott’s contributions are included in the 2010 “Bonus” column of the 2010 Summary Compensation Table.

(3)	Included in the “All Other Compensation” column of the 2010 Summary Compensation Table.

(4)	The balance at the end of fiscal year 2010 reflects the following aggregate amounts that were previously reported as compensation in the Summary Compensation Table for fiscal years prior to 2010: $310,000 for Mr. Kilroy, Jr., $1,579,432 for Mr. Hawken, $242,250 for Mr. Rose, and $192,490 for Mr. Scott.

Under our Deferred Compensation Plan, NEOs may defer receipt of up to 70% of their base salaries and up to 100% of their bonuses, in addition to which NEOs are credited with Company contributions of 10% of gross salary. NEOs may elect to have their accounts notionally invested in investment alternatives made available by the plan administrator, with returns on amounts deferred under this plan credited with notional earnings or losses based on such elections. NEOs may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (beginning no earlier than six months after retirement), or (iii) upon a change in control, in full, subject to certain additional limitations.

Participants will be permitted to allocate (and reallocate) their deferrals, as well as Company contributions and any notional earnings on either of the foregoing, amongst the following investment alternatives made available by the Deferred Compensation Plan administrator for purposes of determining any notional gains or losses on Participant account balances:

		2010 Annual
Investment Alternatives	Investment Category	Performance

Wells Fargo Advantage Heritage Money Market – Instl Class	Money Market	0.09%
Vanguard Intermediate-Term Investment-Grade – Inv Shares	Intermediate-Term Bond	10.58%
Loomis Sayles Value – Class A	Large Cap Value	11.63%
Spartan 500 Index – Investor Class	Large Cap Blend	14.98%
T. Rowe Price Growth Stock – Advisor Class	Large Cap Growth	16.72%
Vanguard Mid-Cap Index – Investor Shares	Mid Cap Blend	25.46%
Vanguard Small Cap Index – Investor Shares	Small Cap Blend	27.72%
Dodge & Cox International Stock	Foreign Large Value	13.69%
Invesco International Growth – Class R	Foreign Large Growth	12.11%

These allocations will be hypothetical only and will not give Participants ownership interests in any actual assets of the Company or any trust funding obligations under the Deferred Compensation Plan; however, the Company may set aside assets to fund its obligations under the Deferred Compensation Plan in a limited (“rabbi”) trust, subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.

Participants may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (beginning no earlier than six months after retirement), or (iii) upon a change in control, in full. Participant elections may also provide for payment upon the earliest to occur of any two or more of the foregoing events (subject to the distribution limitations applicable to Company contributions). If a Participant separates from service with the Company and its affiliates for any reason other than due to the Participant’s death, disability, or retirement, the remaining balance of the Participant’s account will generally be distributed in full six months after the occurrence of such separation from service. In addition, a Participant’s account balance will be distributed as soon as possible following the Participant’s death or disability. All such separation, death, and disability distributions will be made without regard to any Participant election(s).

Potential Payments Upon Termination or Change in Control

The information in this section sets forth the value of benefits and payments to each of the NEOs upon the triggering events indicated and is based upon the terms of employment agreements in effect as of the date of this Proxy Statement as described in “Severance and Change in Control Arrangements” above. As required by the Securities and Exchange Commission rules, these estimated values assume that the triggering event took place on December 31, 2010, the last business day of the fiscal year. The payments and benefits that would be provided to the

NEOs in each of these events are more fully described in the Compensation Discussion and Analysis section above. Except as otherwise described below in the context of a Change in Control, none of our NEOs is entitled to termination payments or benefits upon a voluntary resignation (without “good reason”) or upon a termination by the Company for cause.

John B. Kilroy, Jr.

			Termination
		Change in	Without
	Change in	Control with	Cause or
	Control	Qualifying	For Good
Potential Payment/Benefit(1)	(No Termination)	Termination(5)	Reason(6)	Death(7)	Disability

Cash Severance(2)	—	$18,150,000	$18,150,000	$6,050,000	$12,100,000
Medical Benefits(3)	—	$138,360	$138,360	$138,360	$138,360
Accelerated Vesting(4)	$1,210,840	$1,210,840	$1,210,840	$1,210,840	$1,210,840
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	$1,210,840	$19,499,200	$19,499,200	$7,399,200	$13,499,200

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s Employment Agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)	For a description of the cash severance obligations, see “Severance and Change in Control Arrangements.”

(3)	Executive will receive three years of medical benefits where applicable.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted. Currently all unvested equity awards provide for time-based vesting.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason.” As defined in the Employment Agreements, Good Reason includes, among other things, the right of the executives to terminate employment with us for any reason in the twelfth month following a “Change in Control” of the Company (as defined in the Employment Agreements). Also, a non-extension by us of the term of the Employment Agreements will be deemed a termination of the relevant executive’s employment without Cause.

(6)	For a complete definition of what constitutes “Cause” or “Good Reason,” please refer to the executive’s Employment Agreement included as exhibits to our Annual Report on Form 10-K.

(7)	We provide Mr. Kilroy, Jr. with a life insurance policy pursuant to the terms of his employment agreement. In addition to the amounts shown in this column, Mr. Kilroy Jr.’s life insurance policy provides a $10,000,000 death benefit.

Jeffrey C. Hawken

			Termination
		Change in	Without
	Change in	Control with	Cause or
	Control	Qualifying	For Good
Potential Payment/Benefit(1)	(No Termination)	Termination(5)	Reason(6)	Death	Disability

Cash Severance(2)	—	$8,475,000	$8,475,000	$2,825,000	$5,650,000
Medical Benefits(3)	—	$138,360	$138,360	$138,360	$138,360
Accelerated Vesting(4)	$544,862	$544,862	$544,862	$544,862	$544,862
Tax Gross-Up	—	—	—	—	—
Other Termination Perks/Benefits	—	—	—	—	—

Total	$544,862	$9,158,222	$9,158,222	$3,508,222	$6,333,222

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s Employment Agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)	For a description of the cash severance obligations, see “Severance and Change in Control Arrangements.”

(3)	Executive will receive three years of medical benefits where applicable.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted. Currently all unvested equity awards provide for time-based vesting.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason.” As defined in the Employment Agreements, Good Reason includes, among other things, the right of the executives to terminate employment with us for any reason in the twelfth month following a “Change in Control” of the Company (as defined in the Employment Agreements). Also, a non-extension by us of the term of the Employment Agreements will be deemed a termination of the relevant executive’s employment without Cause.

(6)	For a complete definition of what constitutes “Cause” or “Good Reason,” please refer to the executive’s Employment Agreement included as exhibits to our Annual Report on Form 10-K.

Tyler H. Rose

			Termination
		Change in	Without
	Change in	Control with	Cause or
	Control	Qualifying	For Good
Potential Payment/Benefit(1)	(No Termination)	Termination(5)(6)	Reason(7)	Death	Disability

Cash Severance(2)	—	$2,567,500	$2,567,500	$1,283,750	$2,567,500
Medical Benefits(3)	—	$81,065	$81,065	$43,032	$43,032
Accelerated Vesting(4)	—	$1,052,925	$1,052,925	$1,052,925	$1,052,925
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$3,701,490	$3,701,490	$2,379,707	$3,663,457

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s Employment Agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)	For a description of the cash severance obligation, see “Severance and Change in Control Agreements.”

(3)	Executive will receive two years of medical benefits except in the case of termination in connection with Death and Disability in which case executive will receive one year.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted. Currently all unvested equity awards provide for time-based vesting.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason.”

(6)	Executive’s Employment Agreement provides that the Company will reduce the change in control payment if, as a result of the reduction, executive will receive a net after tax benefit which is greater than the amount he would receive if the excise tax was paid. Change in control payments may be subject to a 20% Federal excise tax if they exceed a threshold amount. Based on the available data, the Company would not have reduced the total change in control payments under the employment agreements.

(7)	For a complete definition of what constitutes “Cause” or “Good Reason,” please refer to the executive’s Employment Agreement included as exhibits to our Annual Report on Form 10-K.

Steven R. Scott

			Termination
		Change in	Without
	Change in	Control with	Cause or
	Control	Qualifying	For Good
Potential Payment/Benefit(1)	(No Termination)	Termination(5)(6)	Reason(7)	Death	Disability

Cash Severance(2)	—	$2,400,000	$2,400,000	$1,200,000	$2,400,000
Medical Benefits(3)	—	$81,065	$81,065	$43,032	$43,032
Accelerated Vesting(4)	—	$856,863	$856,863	$856,863	$856,863
Other Termination Perks/Benefits	—	—	—	—	—

Total	—	$3,337,928	$3,337,928	$2,099,895	$3,299,895

(1)	The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to executive’s Employment Agreement including the severance payment and provision of severance benefits shall be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)	For a description of the cash severance obligation, see “Severance and Change in Control Agreements.”

(3)	Executive will receive two years of medical benefits except in the case of termination in connection with Death and Disability in which case executive will receive one year.

(4)	All equity awards held by executive at termination which vest based on time shall become vested and all other terms of such awards shall be governed by the plans and programs and the agreements and other documents pursuant to which such awards were granted. Currently all unvested equity awards provide for time-based vesting.

(5)	Qualifying terminations following a Change in Control are “Termination Without Cause” and “Termination for Good Reason.”

(6)	Executive’s Employment Agreement provides that the Company will reduce the change in control payment if, as a result of the reduction, executive will receive a net after tax benefit which is greater than the amount he would receive if the excise tax was paid. Change in control payments may be subject to a 20% Federal excise tax if they exceed a threshold amount. Based on the available data, the Company would not have reduced the total change in control payments under the employment agreements.

(7)	For a complete definition of what constitutes “Cause” or “Good Reason,” please refer to the executive’s employment agreement included as exhibits to our Annual Report on Form 10-K.

Director Compensation

Under the 2010 compensation program, we paid each of our non-employee directors annual cash compensation of $35,000 for services rendered and $2,000 for each Board meeting attended by such director. Each non-employee director also received annual compensation of $1,000 for each committee of which he is a member. The Chairman of each committee received additional annual cash compensation of $10,000, with the exception of the Chairman of the Audit Committee and the Chairman of the Compensation Committee who received additional annual cash compensation of $20,000. Directors are reimbursed for reasonable expenses incurred to attend director and committee meetings and incident to their service as a director. Our officers who are directors are not paid any director fees. Our directors may defer receipt of their compensation pursuant to the terms of our Deferred Compensation Plan.

In addition, in May 2010, each non-employee director received an annual grant authorized under the 2006 Plan of RSUs or shares of restricted stock valued at $100,000 that vest on the date of the 2011 Annual Meeting, subject to continued service. Each non-employee director grant provides that the restricted stock or RSUs will vest in full in the event of a change in control of the Company (as defined in the 2006 Plan) or a termination of the non-employee director’s directorship for any reason other than the director’s voluntary resignation or retirement. Further, non-employee directors are encouraged to hold significant equity interests in the Company. The Board expects each non-employee director to own or to acquire, within five years of first becoming a director, shares of our Common Stock having a market value of at least $100,000. Our directors may defer receipt of their stock awards pursuant to our Deferral Program.

The following table sets forth summary information regarding our compensation practices for each of our directors for 2010.

					Change in
					Pension Value
					& Nonqualified
				Non-Equity	Deferred
	Fees Earned or			Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

John B. Kilroy, Jr.	$—	$—	$—	$—	$—	$—	$—
John B. Kilroy, Sr.	$54,000	$100,000	$—	$—	$—	$25,790 (1)	$179,790	(2)
Edward F. Brennan, Ph.D.	$77,000	$100,000	$—	$—	$—	$—	$177,000	(2)
William P. Dickey	$65,000	$100,000	$—	$—	$—	$—	$165,000	(2)
Scott S. Ingraham	$75,000	$100,000	$—	$—	$—	$—	$175,000	(2)
Dale F. Kinsella	$63,000	$100,000	$—	$—	$—	$—	$163,000	(2)

(1)	Includes $10,165 of supplemental health care insurance, $12,852 of club dues and $2,773 of home office expenses.

(2)	The aggregate number of unvested stock awards and the aggregate number of unexercised option awards outstanding as of December 31, 2010 for our directors are:

	Unvested		Unexercised
Director	Stock Awards		Option Awards

John B. Kilroy, Jr.	—		—
John B. Kilroy, Sr.	3,239	(1)	—
Edward F. Brennan, Ph.D.	3,239	(2)	—
William P. Dickey	3,239	(2)	10,000
Scott S. Ingraham	3,489	(3)	—
Dale F. Kinsella	3,239	(2)	10,000

(1)	These shares of restricted stock vest on the date of the 2011 Annual Meeting.

(2)	These RSUs vest on the date of the 2011 Annual Meeting.

(3)	Includes 250 shares of restricted stock that vest on June 21, 2011 and 3,239 RSUs that vest on the date of the 2011 Annual Meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of March 31, 2011, regarding the beneficial ownership of Common Stock (or Common Stock issuable upon the redemption of common limited partnership interests (the “Units”) in the Operating Partnership) for (i) each person or entity known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock (or Common Stock issuable, at the Company’s option, upon the redemption of Units), (ii) each director and each NEO and (iii) the directors and such NEOs of the Company as a group. Except as indicated below, all shares of Common Stock are owned directly, and the indicated person has sole voting and investment power with respect to all of the shares of Common Stock beneficially owned by such person other than restricted stock, as to which a person has sole voting but no dispositive power. In preparing this table, the Company has relied upon information supplied by its officers, directors and certain stockholders in addition to information contained in filings with the Securities and Exchange Commission.

	Number of Shares of		Percentage of
	Common Stock		Outstanding Shares
Name of Beneficial Owner(1)	Beneficially Owned(2)		of Common Stock(2)

T. Rowe Price	5,884,320	(3)	11.2%
BlackRock	5,427,212	(4)	10.4%
Vanguard	5,287,908	(5)	10.1%
Invesco	3,154,847	(6)	6.0%
LaSalle Investment Management	2,754,735	(7)	5.3%
John B. Kilroy, Jr.	1,433,002	(8)	2.7%
John B. Kilroy, Sr.	564,840	(9)	1.1%
Jeffrey C. Hawken	329,108	(10)	*
Tyler H. Rose	51,719	(11)	*
Steven R. Scott	29,422	(12)	*
William P. Dickey	48,433	(13)	*
Dale F. Kinsella	26,433	(14)	*
Scott S. Ingraham	14,914	(15)	*
Edward F. Brennan, Ph.D.	14,644	(16)	*
All directors and NEOs as a group (9 persons)			4.6%

*	Represents less than 1.0% of outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

(2)	The number of shares of Common Stock beneficially owned is based on Securities and Exchange Commission regulations regarding the beneficial ownership of securities. The number of shares of Common Stock and the percentage of outstanding shares of Common Stock beneficially owned by a person assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of Common Stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of March 31, 2011 by such beneficial owner are exercised and that no options to acquire shares of Common Stock held by other persons are exercised. The number of shares of Common Stock and the percentage of outstanding shares of Common Stock beneficially owned by a person includes any RSUs of such person that are vested or will vest within 60 days of March 31, 2011.

(3)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2011, by T. Rowe Price Associates, Inc. (“Price Associates”) either directly or through its affiliates. The address for Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, of which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on January 10, 2011, by BlackRock, Inc. (“BlackRock”) either directly or through its affiliates. The address for BlackRock is 40 East 52nd Street, New York, New York 10022.

(5)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2011, by The Vanguard Group, Inc. (“Vanguard”) either directly or through its affiliates. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2011, by Invesco Ltd. (“Invesco”) either directly or through its affiliates. Such report indicates that Invesco Advisers, Inc, Invesco PowerShares Capital Management, and Invesco Management S.A. beneficially owned 3,082,379 shares, 54,338 shares, and 18,130 shares, respectively. The address for Invesco is 1555 Peachtree St. NE, Atlanta, Georgia 30309.

(7)	Represents the number of shares of Common Stock beneficially owned, as reported on Schedule 13G filed with the Securities and Exchange Commission on February 11, 2011, by LaSalle Investment Management, Inc. (“LaSalle Inc.”) either directly or through its affiliates. Such report indicates that LaSalle Investment Management (Securities) L.P. (“La Salle L.P.”) and LaSalle Inc. beneficially owned 2,579,336 shares and 175,399 shares, respectively. The address for LaSalle L.P. is 100 East Pratt Street, Baltimore, Maryland 21202 and for LaSalle Inc. is 200 East Randolph Drive, Chicago, Illinois 60601.

(8)	Includes (i) 782,250 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by Kilroy Airport Imperial Co. (“KAICO”) and Kilroy Technologies Company, LLC, a California limited liability company (“Kilroy Technologies”) and allocated to Mr. Kilroy, Jr.), (ii) 293,730 shares of Common Stock held directly, and (iii) 357,021 RSUs held directly that are vested or will vest within 60 days of March 31, 2011. Excludes 33,201 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2011.

(9)	Includes (i) 552,885 shares of Common Stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by KI, KAICO, and Kilroy Technologies, and allocated to Mr. Kilroy, Sr.), (ii) 8,716 shares of Common Stock held directly, and (iii) 3,239 restricted shares of Common Stock held directly.

(10)	Includes (i) 164,427 shares of Common Stock held directly, and (ii) 164,681 RSUs held directly that are vested or will vest within 60 days of March 31, 2011. Excludes 44,734 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2011.

(11)	Includes (i) 30,760 shares of Common Stock held directly, (ii) 8,607 restricted shares of Common Stock held directly, and (iii) 12,352 RSUs held directly that are vested or will vest within 60 days of March 31, 2011. Excludes 29,098 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2011.

(12)	Includes (i) 11,174 shares of Common Stock held directly, (ii) 12,659 restricted shares of Common Stock held directly, and (iii) 5,589 RSUs held directly that are vested or will vest within 60 days of March 31, 2011. Excludes 12,057 RSUs held directly that are not vested and will not vest within 60 days of March 31, 2011.

(13)	Includes (i) 35,519 shares of Common Stock held directly, (ii) 2,000 shares of Common Stock held directly by Dickey Realty, Ltd. and beneficially owned by Mr. Dickey, and (iii) 10,914 RSUs held directly that are vested or will vest within 60 days of March 31, 2011.

(14)	Includes (i) 5,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of March 31, 2011, (ii) 10,519 shares of Common Stock held directly, and (iii) 10,914 RSUs held directly that are vested or will vest within 60 days of March 31, 2011.

(15)	Includes (i) 3,750 shares of Common Stock held directly, (ii) 250 restricted shares of Common Stock held directly, and (iii) 10,914 RSUs held directly that are vested or will vest within 60 days of March 31, 2011.

(16)	Includes (i) 3,730 shares of Common Stock held directly, and (ii) 10,914 RSUs held directly that are vested or will vest within 60 days of March 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2010, no directors or executive officers of the Company, including Mr. Kilroy, Sr. and Mr. Kilroy, Jr., the Chairman of the Board and the President and Chief Executive Officer, respectively, or security holder of more than five percent of the Company’s outstanding Common Stock, or members of any of their immediate families, had direct or indirect interests in transactions or potential transactions with the Company, the Operating Partnership, Kilroy Services, LLC or any other subsidiary of the Company. Any transactions between or among related persons are referred to the Independent Committee for review. In determining whether to approve a related person transaction, our Independent Committee will consider such matters as it deems appropriate under the circumstances. After considering these factors, our Independent Committee will decide whether the related person transaction is in our best interests and will approve or reject the transaction accordingly.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than ten percent of any registered class of the Company’s equity securities (collectively, “Insiders”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company’s Common Stock and other equity securities of the Company. Insiders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company or written representations from the Insiders that no other reports were required, during the year ended December 31, 2010, all Insiders complied with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2012 annual meeting of stockholders must comply with the applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by December 6, 2011, which is 120 days prior to the one-year anniversary of the date of this Proxy Statement. However, if the date of the 2012 annual meeting changes by more than 30 days from the one-year anniversary of the date of the 2011 Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2012 annual meeting.

In addition, the Company’s Bylaws require a stockholder desiring to present a proposal or nominate a director for the 2012 annual meeting of stockholders to notify the Company’s Secretary in writing. The notice generally must be delivered to or mailed and received at the Company’s principal executive offices (i) not less than 90 days nor more than 120 days prior to the one-year anniversary of 2011 annual meeting or (ii) if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting was first made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in the Company’s Bylaws, a copy of which may be obtained without charge by request to the Company’s Secretary at the Company’s principal executive offices.

Stockholders who wish to have a proposal included in the Company’s proxy statement for the 2012 annual meeting or have a proposal or director nomination properly brought before the 2012 annual meeting for a vote must comply with the above requirements, as applicable. Stockholders that comply with the rules and regulations of the Securities and Exchange Commission to have a proposal included in the Company’s proxy statement for the 2012 annual meeting will be deemed to have complied with the notice requirements contained in the Company’s Bylaws. Stockholder proposals or director nominations submitted to the Company’s Secretary that do not comply with these requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2012 annual meeting, as applicable.

For specific information with respect to the process for recommending a director candidate, see “Certain Information with Respect to Board of Directors – Manner by which Security Holders May Recommend Director Candidates” above.

INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) have served as the Company’s independent public accountants since the completion of the Company’s initial public offering in January 1997 and have been selected by the Audit Committee to continue to serve as the Company’s independent public accountants for the first quarter of fiscal year 2011. Consistent with past practice, the Audit Committee will appoint the Company’s independent public accountants for the full current fiscal year at its meeting to be held during the second quarter.

The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder in effect on the date of this Proxy Statement. The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by the independent auditors and establishes a pre-approved aggregate fee level for all these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The aggregate fees billed to the Company by Deloitte for professional services rendered in fiscal years 2010 and 2009 are as follows:

Fees(1)	2010	2009

Audit Fees(2)	$1,578,100	$1,094,890
Audit-Related Fees	—	—
Tax Fees(3)	199,103	348,220
All Other Fees	—	—

	$1,777,203	$1,443,110

(1)	All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures described above. The Audit Committee has concluded that the provision of the non-audit services rendered for the listed fees is compatible with maintaining Deloitte’s independence.

(2)	Includes the aggregate fees billed for the audits of Kilroy Realty Corporation and Kilroy Realty, L.P.’s annual financial statements and internal control over financial reporting, review of financial statements included in their quarterly reports on Form 10-Q, consultations with management on technical accounting and regulatory issues, consultation and review of filings associated with the Company’s and the Operating Partnership’s 2010 bond offerings, and services provided for assistance with and review of other regulatory filings.

(3)	Includes the aggregate fees billed for the review and assistance with the preparation of tax returns, the review of quarterly REIT test compliance, and review of technical accounting issues.

PROXY SOLICITATION EXPENSE

The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s Common Stock. The Company will use the services of Broadridge Financial Solutions, Inc. to assist with the mailing of proxies and expects to pay a fee of approximately $15,000 for these services. Proxies may be solicited by directors, officers, and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may also use the services of MacKenzie Partners, Inc., a third-party solicitor, to solicit proxies for the Annual Meeting, which the Company estimates would cost approximately $10,000.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the Securities and Exchange Commission’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person to whom a copy of the Proxy Statement is delivered, upon the written or oral request of any such persons and by first class mail or other equally prompt means within one business day of receipt of such request, copies of the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary, telephone (310) 481-8400. You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com.

OTHER MATTERS

The Board does not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy statement. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing our principal executive offices at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone or by completing and mailing a proxy card in the preaddressed, postage paid envelope provided to you. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting. If you subsequently decide to attend the Annual Meeting and wish to vote your shares at the meeting, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

April 5, 2011

By Order of the Board of Directors,

Tyler H. Rose
Executive Vice President,
Chief Financial Officer and Secretary

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. — COMMON 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. — 401 K 123,456,789,012.12345 ? x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 00000996881 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 John B. Kilroy, Sr. 02 John B. Kilroy, Jr. 03 Edward F. Brennan,Ph.D. 04 William P. Dickey 05 Scott S. Ingraham 06 Dale F. Kinsella KILROY REALTY CORPORATION 12200 WEST OLYMPIC BOULEVARD SUTE 200 LOS ANGELES, CA 90064 ATTN: MICHELLE NGO Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2 Advisory vote on the compensation of the named executive officers. The Board of Directors recommends you vote 3 YEARS on the following proposal: 3 years 2 years 1 year Abstain 3 Advisory vote on the frequency of the advisory vote on the compensation of the named executive officers NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership n ame, by authorized officer. Yes No Please indicate if you plan to attend this meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . KILROY REALTY CORPORATION Annual Meeting of Stockholders May 24, 2011 9:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder of Kilroy Realty Corporation (the “Company”) acknowledges receipt of a copy of the proxy statement dated on or about April 5, 2011 and, revoking any proxy heretofore given, hereby appoints John B. Kilroy, Jr. and Tyler H. Rose and both of them as proxies for the undersigned, and hereby authorizes each of them to vote all the shares of Common Stock of the Company held of record by the undersigned on March 18, 2011, at the Annual Meeting of Stockholders to be held on May 24, 2011, or any adjournment or postponement thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXCERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE BOARD’S OTHER RECOMMENDATIONS. Continued and to be signed on reverse side 00000996882 R1.0.0.11699